As filed with the Securities and Exchange Commission on March 15, 2001.
                                                        Registration No.
   ==========================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               -------------------
                                    FORM SB-2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------
                            IPO INVESTORS NETWORK, INC.
                   (Name of small business issuer in its charter)
                               -------------------
          Delaware                    7392                    84-1569905
       (State or other          (Primary Standard          (I.R.S. Employer
       jurisdiction of      Industrial Classification    Identification Number)
       incorporation or            Code Number)
        organization)


  4940 Pearl East Circle, Suite 104
       Boulder, Colorado 80301             4940 Pearl East Circle, Suite 104
 (303) 444-7755   Fax (303) 444-0406            Boulder, Colorado 80301
    (Address and telephone number               (Address of principal
    of principal executive offices)                place of business)

                              W. Michael Bissonnette
                            IPO Investors Network, Inc.
                        4940 Pearl East Circle, Suite 104
                              Boulder, Colorado 80301
                        (303) 444-7755   Fax (303) 444-0406
              (Name, address and telephone number of agent for service)

                          Copies of communications to:
                              Robert J. Philipp, Esq.
                                Kranitz & Philipp
                             2230 East Bradford Avenue
                            Milwaukee, Wisconsin  53211
                       (414) 332-2118   Fax (414) 332-4480
        Approximate date of commencement of proposed sale to the public:
   As soon as practicable after this registration statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________ If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                          CALCULATION OF REGISTRATION FEE
                              (See following page)

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             (Facing Page Continued)


   ==========================================================================


                            IPO INVESTORS NETWORK, INC.
                       Registration Statement on Form SB-2
                                     Under
                            The Securities Act of 1933



                         CALCULATION OF REGISTRATION FEE


                                      Proposed         Proposed
Title of each class     Amount        maximum          maximum       Amount of
of securities to be      to be     offering price     aggregate     registration
     registered        registered     per unit      offering price     fee
--------------------------------------------------------------------------------
Common Stock      3,000,000 shares      $2.00(1)     $6,000,000(1)   $1,500.00
--------------------------------------------------------------------------------
Warrants          1,500,000 warrants    -                 -               -

Common Stock      1,500,000 shares(2)   $3.00        $4,500,000      $1,125.00
issuable upon
exercise of
warrants
--------------------------------------------------------------------------------
Warrants          1,500,000 warrants    -                 -               -

Common Stock      1,500,000 shares(2)   $4.00        $6,000,000       $1,500.00
issuable upon
exercise of
warrants
--------------------------------------------------------------------------------
Totals            6,000,000 shares                  $16,500,000(1)   $4,125.00
                  3,000,000 warrants

  (1) Estimated solely for the purpose of calculating the registration fee.
  (2) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of such warrants.


                              (Facing Page Continued)
   ==========================================================================


Prospectus

                                 1,500,000 Units

                            IPO INVESTORS NETWORK, INC.

                             Common Stock and Warrants
                          (Minimum Purchase: 6,000 Units)

  IPO Investors Network, Inc. is offering a minimum of 125,000 units and a maximum of 1,500,000 units, each unit consisting of two shares of its common stock and two warrants to purchase additional shares of common stock. Each warrant will entitle the holder to purchase one share of common stock as described in this prospectus under "Description of Securities - Warrants." This is our initial public offering and no public market currently exists for our securities. The initial public offering price will be $4.00 per unit, or $2.00 per share.

  Within approximately four months following the completion of the offering, we anticipate making an application to list our common stock on the OTC Bulletin Board under the symbol "______."

Investing in our securities involves substantial risks. See "Risk Factors" beginning on page 6.

                               Price $4.00 Per Unit

                             Price to         Underwriting          Proceeds to
                              Public         Discounts and         IPO Investors
                                              Commissions             Network

Per Unit...................   $        4.00      -0-               $        4.00
Minimum (125,000 units)....   $  500,000.00      -0-               $  500,000.00
Maximum (1,500,000 units)..   $6,000,000.00      -0-               $6,000,000.00

  Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


  This is a best efforts, minimum maximum offering. We must sell the minimum offering of 125,000 units if any are sold. Neither we nor any other person is required to sell any specific number or dollar amount of securities in excess of the 125,000-unit minimum offering, but we will use our best efforts to sell all of the 1,500,000 units offered. Funds received from subscribers will be held in escrow by Grafton State Bank. Unless collected funds sufficient to purchase at least the minimum offering of 125,000 units are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 90 days, all purchase payments will be returned in full to subscribers, without interest or deduction. If the minimum offering is sold within the foregoing period, the offering may continue until 1,500,000 units are sold or December 31, 2001, whichever occurs first. However, we may terminate the offering at any earlier time if we choose to do so.

_____________, 2001

                               -------------------


                                 TABLE OF CONTENTS

                                                                       Page

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . .             3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . .             7
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .            10
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . .            10
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . .            11
Selected Financial Data . . . . . . . . . . . . . . . . . . .            13
Plan of Operation . . . . . . . . . . . . . . . . . . . . . .            14
Business. . . . . . . . . . . . . . . . . . . . . . . . . . .            16
Management. . . . . . . . . . . . . . . . . . . . . . . . . .            26
Advisory Board. . . . . . . . . . . . . . . . . . . . . . . .            28
Certain Relationships and Related Transactions. . . . . . . .            29
Principal Stockholders. . . . . . . . . . . . . . . . . . . .            30
Description of Securities . . . . . . . . . . . . . . . . . .            31
Shares Eligible for Future Sale . . . . . . . . . . . . . . .            34
Plan of Distribution. . . . . . . . . . . . . . . . . . . . .            36
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . .            37
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . .            37
Where You Can Find Additional Information . . . . . . . . . .            37
Index to Financial Statements . . . . . . . . . . . . . . . .            38
Exhibit A (Subscription Agreement). . . . . . . . . . . . . .           A-1
Exhibit B (Form of Warrant) . . . . . . . . . . . . . . . . .           B-1


  Until __________, 2001 (90 days after the commencement of this offering), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                       2

                                PROSPECTUS SUMMARY

  You should carefully read the following summary in conjunction with the more detailed information appearing elsewhere in this Prospectus concerning our company and the common stock being offered, including our financial statements and related notes. In this prospectus, IPO Investors Network, the "Company," "we," "us," and "our" refer to IPO Investors Network, Inc., a Delaware corporation.

                                   Our Company

  IPO Investors Network was incorporated in March 2000 for the purpose of providing pre-start-up through 5 year old emerging growth companies a comprehensive suite of services that will be based on our clients' specific needs and circumstances as they move through four possible phases of development: pre-funding, first round financing, business execution, and culminating in a potential public offering leading to a NASDAQ or other exchange listing. We will assist our clients in their selection of an Investment Banking Firm to provide any Broker/Dealer services they may require.

  We will seek as clients those firms that we believe have exceptional growth potential, which offer products or services with national and/or international sales potential and which are currently seeking capital for growth. We intend to generate a large flow of client candidates, filter them through selective screening criteria, and select as clients only those that meet our rigorous standards and which we believe have the highest likelihood of success.

  We believe the three main reasons why so many emerging businesses fail is for a lack of: (i) experienced management, (ii) effective marketing, and (iii) sufficient working capital, or some combination of these. We believe that lack of capital causes or contributes to failures of management and marketing.

  We believe many emerging growth companies will, at some critical juncture, need to raise equity capital to satisfy their growth needs. Yet, most entrepreneurs lack the skills and experience to conduct an effective capital raising campaign.

  Furthermore, the typical sources of capital available fail to meet the needs of many growing companies. The founders' personal and family resources are usually not sufficient. Bank loans are frequently hard to secure and equity capital is even harder to obtain. Venture capitalists fund few opportunities; business angels are hard to find; and broker/dealer firms will not typically fund small companies seeking a private placement or small public offering.

  Over the last 12 years, a capital funding alternative has emerged for qualifying small businesses. This alternative, collectively referred to as small issue IPOs (SIPOs) include state registered SCOR offerings, federally registered Regulation A offerings, and SB-1 and SB-2 filings. These offerings allow qualifying small businesses to raise equity capital through the direct solicitation of investors, without the need for underwriters or other intermediaries (up to $1 million for SCOR; up to $5 million for Regulation A; up to $10 million for an SB-1 and up to $25 million for an SB-2). In addition, the emergence of the Internet in the mid 1990s added a cheaper, more efficient, and powerful method for small business issuers to attract and communicate with potential investors.

  One of our businesses' core competencies and main services is to provide funding solutions for our client companies. We believe that the small issue IPO model, combined with our management's fund-raising and direct marketing skills will offer an attractive option for many small businesses in need of capital for their growth and expansion.

  We package our business, financial and marketing consulting services around our clients need for capital, providing support through four possible business development phases. Each phase will have its own specific focus and goals:

  Phase One:   Thoroughly evaluate the client's business; recommend and
               implement corrective action as needed, with the goal of establishing solid business fundamentals so that when ready to launch a capital raising campaign, the business will be "investor ready."

  Phase Two:   Evaluation of the client's funding needs and an assessment of the available funding alternatives. To the extent suitable, we will advise and assist our client with the planning, development and implementation of an appropriate fund raising strategy.

                                       3

  Phase Three: Assist our clients in their post-funding expansion, acting as business architects and mentors as our clients develop and implement their business, sales and marketing model and build their corporate infrastructure to support their high growth business strategy.

  Phase Four:  An optional phase, aimed at assisting clients who are suitable and prepared for a secondary public offering which may result in a NASDAQ listing.

  To augment and complement the services which we will provide our clients, we intend to create alliances with other businesses with experience and expertise in the legal, Internet, financial, marketing, and business consulting industries. We will draw upon the expertise of our alliance partners as we work with our clients throughout our consulting engagement.

  In addition to our consulting services we intend to design, develop, and sell an Internet -based training program that teaches entrepreneurs how to develop and market their own small issue IPO.

  We expect to charge our clients consulting fees based on the type and extent of services we provide. Compensation for these services will be flat fee or by the hour, payable in the form of cash, stock, or some combination thereof.

                                  Our Strategy

  We believe that the attractiveness of the SIPO funding alternative and the consulting services we will offer through our four phase program offer viable and potent solutions for many emerging growth companies' most critical business needs.

  We will market our services to entrepreneurs of emerging growth companies through two primary means: direct response advertising, particularly A.M. news and business news radio, and industry forums, conferences and seminars. Over time, we may expand our marketing campaign to a number of major metropolitan areas in the United States.

  In addition, we intend to launch an educational outreach and communication program aimed at increasing the recognition of small issue IPOs as a valid vehicle for raising equity capital, and establishing ourselves as experts in the small issue IPO field. We will accomplish this through the development of investor based and business based web sites offering relevant information on small issue IPOs and through attendance, exhibition and speaking opportunities at conferences, forums, and seminars for entrepreneurs and investors.

  Our business plan also allows for the possible direct investment in our clients' companies and for the development of new business concepts internally.

  We are a startup company with minimal current revenues and a limited operating history to provide to prospective investors. In addition, many of our prospective business clients may have limited operating histories and minimal or no profits and are accordingly subject to all of the risks of loss and uncertainty that new companies face. See "Risk Factors."

  Our principal office is located at 4940 Pearl East Circle, Suite 104, Boulder, CO 80301. Telephone: (303)444-7755. Facsimile: (303) 444-0406.

                                       4

                                   The Offering

Units offered, each unit consisting of
  two shares of common stock and two
  warrants, each warrant providing for
  the purchase of one additional share
  of common stock . . . . . . . . . . . . . . . . . . . . .     1,500,000  units
Common stock outstanding before the offering. . . . . . . .    15,505,762 shares
Common stock to be outstanding after minimum offering . . . 15,755,762 shares Common stock to be outstanding after maximum offering . . . 18,505,762 shares Common stock to be subject to warrants after minimum offering 250,000 shares Common stock to be subject to warrants after maximum offering 3,000,000 shares
Proposed OTC Bulletin Board trading symbol. . . . . . . . .

  Each unit consists of two shares of common stock and two warrants to purchase additional shares of common stock at the price of $3.00 or $4.00 per share, respectively. The exercise period and other terms of these warrants, including the conditions under which they may be voluntarily redeemed by us, are fully described in this prospectus under "Description of Securities - Warrants."

  This is a best-efforts, minimum-maximum offering. Unless collected funds sufficient to purchase at least the minimum offering of 125,000 units, containing 250,000 shares of common stock, are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 90 days, the offering will terminate and no shares will be sold. If the 125,000-unit minimum offering is sold within the foregoing period, the company may break escrow and the offering may continue until 1,500,000 units, containing 3,000,000 shares of common stock, are sold or December 31, 2001, whichever occurs first. We are not obligated to (1) sell any number or dollar amount of our common stock in excess of the 125,000-unit minimum offering or (2) purchase any shares at any time. While we will use our best efforts to sell all of the units offered, we cannot guarantee how many units in excess of the required minimum, if any, will actually be sold in the offering. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

                                 Use of Proceeds

  We intend to use the net proceeds of this offering principally for working capital toward the development and expansion of our business. We will apply the proceeds from the offering toward advertising and marketing costs promoting our business in Colorado, the development and maintenance of our world wide web sites, the refinement of our research and financial assessment capabilities and for the continued operation and staffing of our offices in Boulder.

  We intend to expand our management and financial consulting business to the top 20 cities in the United States. We will expend proceeds from the offering on the planning and execution of our expansion strategy as the amount raised prudently permits.

                                       5

                             Summary Financial Data

  You should read the following summary financial data in conjunction with "Plan of Operation" and our financial statements, and the related notes, which are included in this prospectus. The information shown below as of December 31, 2000, and for the period which ended on that date, has been taken from our financial statements, which have been audited by Van Dorn & Bossi, independent certified public accountants.

Statement of Income Data:

                                         Period from March 13, 2000 (inception)
                                                    through
                                                December 31, 2000

    Total income . . . . . . . . . . . . . . . $            9,816
    Total operating expenses . . . . . . . . . $          662,195
    Net loss . . . . . . . . . . . . . . . . . $         (652,379)

    Net loss per common share. . . . . . . . . $            (0.05)

    Weighted average common
         shares outstanding. . . . . . . . . .         13,122,186


Balance Sheet Data:
                                                December 31, 2000

    Cash and cash equivalents. . . . . . . . . $          934,233
    Total assets . . . . . . . . . . . . . . . $        1,026,684
    Long-term debt, less current portion . . . $              -0-
    Stockholders' equity . . . . . . . . . . . $          997,425

                                       6

                                  RISK FACTORS

  This offering and an investment in our common stock and warrants involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus, including our financial statements and the related notes, before investing in our common stock. If any of the following risks actually occurs, our business, operating results, prospects or financial condition could be seriously harmed. The trading price of our common stock could decline, and you could lose all or part of your investment.

The company's business plan advances an arguably new business model, the receptivity in the market for which is unknown and cannot be assured.

  Though the company is and will be engaged in traditional management and marketing consulting activities, we believe that the totality of our business plan and the combination of services that we expect to offer is unique. While we believe that there is a significant and growing demand for the package of services that we expect to offer, there can be no assurance as to whether or when the market will embrace our business model.

This is a best-efforts, minimum-maximum offering, and we may not raise enough capital from the sale of our common stock to adequately fund our plans for growth and expansion.

  While we will use our best efforts to sell all of the common stock offered by this prospectus, we are not obligated to sell any number or dollar amount of our common stock in excess of the 125,000-unit minimum offering, and we cannot guarantee how much stock in excess of the required minimum, if any, will actually be sold in this offering. We intend to expend all the proceeds we receive from this offering to grow and expand our existing business, principally by expanding our Internet site and otherwise increasing our marketing efforts. Our inability to obtain adequate financing may impede our growth and thus negatively affect the return on your investment in our common stock.

We cannot guarantee that an active trading market for our common stock will develop or be sustained.

  While we intend that our common stock will be quoted on the OTC Bulletin Board upon completion of this offering, we cannot provide definite assurance that our shares will be actively traded. The development and continuation of a trading market will depend principally upon our business, financial condition and operating results.

Our stock price will be less than $5.00 per share and is therefore subject to considerable additional securities rules and regulations, the compliance with which may adversely affect our stock's liquidity and price.

  The initial public offering price of our common stock is anticipated to be less than $5.00 per share, and no assurance can be given the market price for our common stock will exceed $5.00 per share at any time following the completion of this offering. Accordingly, SEC rules may impose additional requirements upon broker/dealers who effect transactions in our shares, principally with respect to (1) additional disclosures concerning the risks of investment in lower-priced stocks, (2) written investor-suitability determinations and (3) written authorization of these transactions by the proposed purchasers. Compliance with these rules could impede trading and adversely impact the price and liquidity of your shares.

Evaluation of our prospects may be more difficult in light of our limited operating history.

  Our company was formed in March 2000, and we have a limited operating history upon which to base an evaluation of our prospects. As a relatively new enterprise, we are subject to the risks, expenses and uncertainties that face any company during its early development. We are confident that we will be able to address and overcome these risks through our management's experience, our attention to changes in the market to which we seek to deliver our services, and our technological expertise. However, there can be no definite assurance that we will be able to adequately address these risks, and our failure to do so may adversely affect the value of your investment in our common stock.

Our management may not be successful in applying the proceeds of this offering in a manner that increases the value of your investment.

                                       7

  The net proceeds of this offering have not been allocated for specific purposes, and we will have broad discretion in determining how the proceeds will be used. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning acquisitions, if any, or other purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds from this offering, whether in our existing operations or for external investments, in ways which increase our profitability or our market value, or otherwise yield favorable returns. See "Use of Proceeds" for information concerning how we plan to use the proceeds from this offering.

We may be unable to provide, or to arrange for the provision of, broker/dealer services required by our clients.

  Only registered broker/dealers may legally sell the securities of other companies. To the extent that we are unable to develop necessary relationships with or attract the interest of registered broker/dealers, our ability to facilitate our clients' efforts to go public may be substantially impaired.

Purchasers in this offering will experience immediate and substantial dilution.

  The initial public offering price of our common stock is substantially higher than its book value immediately after the offering. As a result, if you invest in this offering at an assumed initial public offering price of $2.00 per share, you will incur immediate dilution of at least $1.63 per share in the book value of the shares purchased from the price you pay for your stock. You will incur this dilution largely because our earlier investors paid substantially less than the initial public offering price when they purchased their common stock. See the discussion under "Dilution" for a calculation of the dilution you will experience, assuming various levels of sales in this offering.

Provisions in our charter documents and Delaware law could prevent or delay a change in control of our company and possibly reduce the amount paid for our common stock in the future.

  Provisions of our certificate of incorporation, bylaws and Delaware law could, separately or together:

  * discourage potential acquisition proposals;
  * delay or prevent a change in control; and
  * limit the price that investors might be willing to pay in the future for shares of our common stock.

  The application of these provisions could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. See "Description of Securities - Anti-Takeover Provisions" for a further discussion of statutory and other anti-takeover provisions which may affect us. Also, our board of directors has the authority to issue up to 25,000,000 shares of preferred stock and to determine the price, voting rights, restrictions, preferences and privileges of those shares without the approval of our stockholders. The rights of holders of common stock will be subject to, and may be impaired by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of preferred stock may delay, defer or prevent a change in control by making it more difficult for a third party to acquire a majority of our stock. In addition, the issuance of preferred stock could have a dilutive effect on our stockholders. We have no present plans to issue shares of preferred stock. However, even the potential issuance of preferred stock could reduce the price that investors are willing to pay for our common stock.

Our president is not covered by an employment contract or "key person" life insurance, and his loss could adversely affect our business results and the value of your investment.

  Our future success depends upon the continued services of our president, Michael Bissonnette, and the loss of his services could have a material adverse effect on our business, financial condition, operating results and, potentially, the value of your investment in our common stock. In addition, if Mr. Bissonnette or any of our key employees joins a competitor firm or forms a competing company, the resulting loss of existing or potential clients and business relationships, including merger or acquisition candidates, could have a serious adverse effect upon our business and the value of your investment in our common stock. None of our employees, including Michael Bissonnette, is bound by an employment agreement, and these personnel may terminate their employment at any time. If we were to lose one

                                       8

or more key employees, we may be unable to prevent the unauthorized disclosure of our strategic planning, procedures, practices or client lists. In addition, we do not have "key person" life insurance policies covering any of our employees.

Future sales of our common stock may depress our stock price.

  As of December 31, 2000 there were 15,505,762 shares of our common stock outstanding. We intend to register up to 2,500,000 of such shares under the Securities Act of 1933 upon the termination of this offering. If such registration is accomplished, the shares registered will be freely tradeable without restriction or further registration under the Securities Act of 1933.

  Whether or not we register up to 2,500,000 shares of our common stock outstanding as of December 31, 2000, as described above, and regardless of the period of time for which any such registration remains effective, 18,505,762 shares of our common stock will be outstanding after this offering, assuming that the entire offering is sold. With respect to such shares:

  * all of the shares we sell in this offering (up to 3,000,000) will be freely tradeable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, may generally only be sold in compliance with the provisions of Rule 144, and

  * 15,505,762 restricted shares will become eligible for sale in the public market during the year ending December 31, 2001 under Rule 144. However, of these shares, the 8,272,875 shares held by our affiliates will be subject to the volume, availability of public information, manner of sale and notice requirements of the Rule, notwithstanding the period of time they have been owned.

  In addition, 195,058 shares of common stock are subject to options outstanding as of December 31, 2000 and up to 3,000,000 shares may be issued upon the exercise of warrants sold in this offering, provided the maximum offering is sold. See "Shares Eligible for Future Sale - Stock Options and Warrants" for information concerning the potential sale of shares subject to options and warrants.

  Sales of substantial amounts of our common stock in the public market, or conceivably only the perception that such sales may occur, could create the impression in the public of difficulties or problems with our business. This might adversely affect the market price of our common stock and could impair our ability to sell additional common stock or other equity securities on terms that we consider satisfactory. For a more detailed discussion of potential future sales by existing stockholders, see "Shares Eligible for Future Sale."

Unless at least 500,000 units, containing 1,000,000 shares of common stock, are sold in this offering to persons who are not our directors, executive officers and their affiliates, it is likely that our directors, executive officers and their affiliates will continue to own a controlling percentage of our common stock, and the voting power of other stockholders will be limited.

  We anticipate that our directors, executive officers and their affiliates will beneficially own, in the aggregate, more than 50% of our outstanding common stock after this offering if fewer than 500,000 units, containing 1,000,000 shares of common stock, are sold. Accordingly, if these persons act together, they will have the ability to control all matters submitted to our stockholders for approval and to exercise controlling influence over our business and affairs. This includes any determination as to the election and removal of directors and the approval of any merger or other business combination, the acquisition or disposition of our assets, whether or not we incur indebtedness, the issuance of any additional common stock or other equity securities and the payment of dividends on our common stock. These stockholders may make decisions that are adverse to your interests. See "Principal Stockholders" for more information about the ownership of our common stock.

We do not intend to declare or pay dividends in the foreseeable future.

  We currently intend to retain earnings, if any, to support our growth strategy. Consequently, a prospective investor who needs to receive periodic dividend income should probably not invest in this offering.

                                       9

                                 USE OF PROCEEDS

  We estimate that our net proceeds from the sale of the offering, after deducting offering expenses payable by us, will be approximately $435,000 if the minimum offering of 125,000 units, containing 250,000 shares of common stock is sold at an assumed offering price of $ 4.00 per unit and $5,935,000 if the maximum offering of 1,500,000, containing 3,000,000 shares is sold. The primary purposes of this offering are to obtain additional equity capital, create a public market for our common stock and facilitate future access to public markets.

 Because this is a best-efforts, minimum-maximum offering, we can give you no definite assurance as to how much of our common stock in excess of the 125,000 units minimum, if any, will actually be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

  We intend to use the proceeds of the offering principally for working capital toward the development and expansion of our business. Specifically, we will apply the proceeds raised from the offering toward the development and improvement of our research and financial assessment capabilities, the development and maintenance of our world wide web sites, including the purchase of software and related equipment and the salaries and continued training of skilled technicians, the development and distribution of our own off-the-shelf software product, and more generally, for the continued operation and staffing needs of our main corporate offices in Boulder, Colorado.

  We further intend to expend the proceeds of the offering in a wide range of marketing and advertising activities, the nature and scope of which will be determined by how much is raised in the offering. As is stated in this prospectus under "Future Strategy", our business plan does contemplate the possible expansion of our management and financial services to other key cities in the United States through licensing, or the establishment of company-owned offices. The extent and speed with which we may accomplish such expansion will be governed by the success of our marketing efforts in attracting our target market in other cities, the necessity of a physical presence in such cities to service the needs of these clients and the amount of proceeds raised in this offering.

  For example, should we raise only the minimum offered, or $500,000, our advertising efforts to facilitate expansion to other key cities in the country may, for a time, be limited to only one or two cities. Alternatively, after factoring in potential volume of business, costs of communication, and travel, the company may decide to expand outside its current geographic area through the launch of advertising campaigns to key U.S. cities and the servicing of new business clients through its main office, rather than setting up regional or other office locations.

  As the funds raised in this offering increase up from $500,000, up to the maximum offered, our rate of expansion will be greater, as will be the likelihood that the company will establish and staff other city offices to service its business clients.

  While we fully anticipate that the offering proceeds will be expended for the above purposes, the actual amounts that we expend will depend on a number of factors, including the amount which is raised in this offering, our future revenue growth, if any, and the amount of cash we generate from operations. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

  Pending their use, net proceeds from this offering will be invested in bank certificates of deposit, interest-bearing savings accounts, prime commercial paper, United States Government obligations, money market funds or similar short-term investments. Any income derived from these short-term investments is expected to be used for working capital.

                                 DIVIDEND POLICY

  We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business condition and other factors that our board of directors may deem relevant. Our right to declare a dividend is not limited by any restrictive covenant, contract or agreement.

                                       10

                                    DILUTION

  Our net tangible book value as of December 31, 2000 was approximately $997,425, or $0.06 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. The following table illustrates the dilution to purchasers of common stock in this offering if the minimum offering of 125,000 units, containing 250,000 shares of common stock, is sold, and also at certain arbitrarily determined sales levels in excess of the minimum (ie., 1,000,000 shares, 2,000,000 shares and 3,000,000 shares), at a public offering price of $4.00 per unit, or $2.00 per share, in all cases after deduction of estimated offering expenses payable by us. At the sales levels indicated, our pro forma net tangible book value at December 31, 2000 would have been $1,432,425, $2,932,425, $4,932,425 or $6,932,425, respectively, or $0.09,
$0.18, $0.28 or $0.37, respectively, per share of common stock, representing an immediate increase in net tangible book value of $0.03, $0.12, $0.22 or $0.31, respectively, per share to existing stockholders and immediate dilution of $1.91, $1.82, $1.72 or $1.63, respectively, per share to new investors.


                       Number of shares of common stock sold in the offering (1)

                                  250,000    1,000,000    2,000,000    3,000,000
                                  Shares       Shares       Shares       Shares
                                  -------    ---------    ---------    ---------
Initial public offering
    price per share. . . . .       $2.00        $2.00        $2.00        $2.00
  Net tangible book value
    before the offering. . .        0.06         0.06         0.06         0.06
  Increase in net tangible
    book value attributable
    to new investors . . . .        0.03         0.12         0.22         0.31
Pro forma net tangible
    book value per share
    after the offering . . .        0.09         0.18         0.28         0.37
Dilution per share to new
    public investors . . . .       $1.91        $1.82        $1.72        $1.63

  (1) The numbers of shares of common stock shown as sold in the above table, in excess of the minimum offering of 150,000 units, containing 250,000 shares of common stock, have been arbitrarily selected by us for purposes of illustration only. We can provide no assurance that all or any part of the common stock offered by this prospectus in excess of the minimum will be sold. See "Risk Factors" and "Underwriting" for additional information concerning this best-efforts, minimum-maximum offering.

  The following table summarizes, on a pro forma basis as of December 31, 2000, after giving effect to the sale of the minimum offering of 125,000 units, containing 250,000 shares of common stock, the difference between the number of shares of common stock purchased from IPO Investors Network, the total consideration paid and the average price per share paid by the existing stockholders and by new public investors purchasing shares in this offering at an assumed initial public offering price of $4.00 per unit, or $2.00 per share of common stock, and before deduction of estimated offering expenses payable by us:
                                Shares           Total               Average
                              Purchased        Consideration       Consideration
                          Amount   Percent    Amount   Percent    Paid Per Share
                         -------- ---------  -------- ---------  ---------------
Existing
  stockholders. . . .  15,505,762   98.4%  $1,649,804   76.7%         $0.11
New public
  investors(1). . . .     250,000    1.6%     500,000   23.3%         $2.00
                       ----------  ------   ---------  ------        -------
  Total . . . . . . .  13,755,762  100.0%  $2,149,804  100.0%

                                       11

  (1) If sales levels of 1,000,000 shares, 2,000,000 shares and 3,000,000 shares are assumed for purposes of illustration only, at an assumed initial public offering price of $2.00 per share, the percent of total shares sold which are purchased by new investors would be 6.1%, 11.4% and 16.2%, respectively; and the aggregate consideration paid by new investors would be $2,000,000, $4,000,000 or $6,000,000, respectively, or 54.8%, 70.8% or
      78.4%, respectively, of the total consideration paid for all of the common stock to be outstanding after this offering. The average consideration paid per share, by both existing stockholders and new investors, remains the same at all levels of sales. There can be no assurance that all or any of the units offered by this prospectus in excess of the minimum offering of 125,000 units, containing 250,000 shares, will be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

                                       12

                            SELECTED FINANCIAL DATA

  You should read the following selected financial data in conjunction with "Plan of Operation" and our financial statements, and the related notes, which are included in this prospectus. The information shown below as of December 31, 2000, and for the period from March 13, 2000 (inception) through December 31, 2000, has been taken from our financial statements, which have been audited by Van Dorn & Bossi, independent certified public accountants.

Statement of Income Data:
                                         Period from March 13, 2000 (inception)
                                                    through
                                                December 31, 2000

    Total revenues . . . . . . . . . . . . . . $        9,816
    Total costs and expenses . . . . . . . . .        662,195
                                                     ---------
    Net income (loss). . . . . . . . . . . . . $     (652,379)
                                                     =========
    Net income (loss) per common share . . . . $        (0.05)
                                                     =========
    Weighted average common
         shares outstanding. . . . . . . . . .     13,122,186


Balance Sheet Data:
                                                December 31, 2000

    Cash and cash equivalents. . . . . . . . . $      934,233
    Total assets . . . . . . . . . . . . . . . $    1,026,684
    Long-term debt, less current portion . . . $          -0-
    Stockholders' equity . . . . . . . . . . . $      997,425

                                       13

                                 PLAN OF OPERATION


  Certain of the information discussed in this prospectus, and in particular in this section entitled "Plan of Operation," contains forward-looking statements that involve risks and uncertainties that might adversely affect our operating results in the future in a material way. Such risks and uncertainties include, without limitation, our possible inability to obtain additional financing, loss of personnel, rate changes, technological changes and increased competition. Many of these risks are beyond our control. We are not entitled to rely upon the "safe harbor" provisions of Section 27A of the Securities Act of 1933 or
Section 21E of the Securities Exchange Act of 1934 when making forward-looking statements.

Overview

  Since its inception in March 2000, IPO Investors Network has been principally engaged in raising capital and structuring its business.

  We will charge fees for the various services provided to our clients on either an hourly or flat fee basis, depending on the nature and extent of services performed for our client companies. Compensation received will be in the form of cash, stock in the client company, or a combination thereof.

  Our ability to achieve revenue and profitability will be dependent on our ability to attract as clients small to medium sized companies that recognize the value of our consulting services. We plan to aggressively market our services utilizing traditional and non-traditional methods such as direct marketing and the Internet.

Plan of Operation

  Our plan of operation for the next twelve months is to:

  * prepare a marketing campaign to attract small and medium sized businesses in need of our consulting services;

  * expand our staff to include individuals with the necessary skill sets to provide our consulting services to those clients; and

  * develop relationships within the investment banking community necessary to service our clients.

  If we raise the minimum amount in this offering, we believe that we will have sufficient cash to fund our planned operations for at least the next twelve months. Additional capital will be needed in the future if the minimum is all we raise. To the extent we raise any amount in excess of the minimum, we will be able to more aggressively pursue our business plans.

  We intend to hire at least ten additional employees during the next twelve months.

Early-Stage Activities

  Since its inception, IPO Investors Network has been in the development stage engaged primarily in raising capital and has not generated significant revenue.

  During the period prior to July 1, 2000, we primarily utilized services of outside professionals rather than employees. Since inception through December 31, 2000, our costs for such services was $186,690. We hired four full-time employees as of July 1, 2000, and have since supplemented that number with two additional full-time employees and five part-time employees. As a result, we anticipate that consulting costs will be reduced in the future, and salary costs will increase. Other expenses during this period consisted of general administrative expenses totaling $137,548.

  At December 31, 2000, we had incurred a net loss of ($652,379).

                                       14

Liquidity and Capital Resources

  At December 31, 2000, we had cash of $934,233 and working capital of $904,974. To date, our principal source of liquidity has been the sale of our common stock, from which we have received $1,578,988. Upon the completion of this offering, we will seek liquidity from increased sales revenue.

  Our cash flows used for operations resulted in net cash used for operating activities through December 31, 2000 of ($542,682). We have expended $102,074 for investing activities, including the purchase of furniture and equipment.

Seasonality

  We do not believe that our business will be seasonal.

Impact of Inflation

  We have not been affected by inflation to date, and do not expect inflation to have a significant effect on operations in the foreseeable future.

                                       15

                                    BUSINESS

Our Business Model

                   It is our contention that often the defining factor of successful entrepreneurs is not whether they have created a better mouse trap, but whether they have the management, marketing and money to bring the better mouse trap to market and promote it successfully.

                                        Michael Bissonnette
                                        President, IPO Investors Network, Inc.

  Our principal business will be to act as a "mentor capitalist" for entrepreneur-driven emerging growth companies. We will provide a comprehensive suite of services that will be based on our clients' specific needs and circumstances as they move through four possible phases of development: from a pre-funding stage, through a first round of financing, to the execution of their business and marketing plans, and potentially culminating in a public offering and a NASDAQ listing.

  We intend to select only client companies that we perceive as having exceptional growth potential. We intend to accomplish this by generating a large and ongoing flow of candidates using proven direct marketing methods and other means and by filtering these candidates through a highly selective screening process.

  Our selection criteria for prospective clients will include the following requirements:

  * Pre-start-up to five-year old companies requiring equity funding within the next 12 months
  * A competent, but not necessarily complete management team
  * Breakthrough products or services with compelling features and benefits unique to the marketplace
  * A sizeable marketplace with national or international sales potential; and
  * Reasonable future potential for a NASDAQ listed public offering.

  Our company profits will be realized in the form of consulting fees and equity in our client companies where further profits may be realized at a liquidity event.

Businesses' Need for Management, Marketing, and Money

  We believe the three main reasons why so many emerging businesses fail is for a lack of either: experienced management, effective marketing, sufficient working capital, or some combination of these three factors. The consequences of not having management, marketing and money in place can prove disastrous to an early stage enterprise. As set forth more fully later in this Business section under "Our Four Phase Consulting Model," we intend to act as mentoring consultants through 4 possible phases of our clients' development, with particular emphasis on strengthening their management, marketing, and capital raising potential.

Management and Mentoring Services

  Building a successful business requires leadership, vision, energy, and a knowledge of business fundamentals that many entrepreneurs, though they may be brilliant thinkers, inventors, or developers, are lacking. Attracting and retaining executives with these skills requires compensation packages that many start-ups do not have the resources to offer. Without experienced management, many businesses, regardless of the strength of their product or service, are ill-equipped to meet the many and varied challenges necessary to thrive in the marketplace.

  In addressing businesses' need for management skill, we bring a wealth of entrepreneurial and business expertise to entrepreneurs seeking to build and expand their businesses. We will assist our clients as needed in the development, refinement, and in some cases, the execution of their business plans. We see our role as informally, and on an interim basis, as filling in the experience gap of our clients' management team until such time as they can recruit the key talent

                                       16

needed.

  We also see our role as a mentor and coach to our clients' CEOs as they navigate the various transitions and challenges during the company's development and maturation. See "Our Four Phase Consulting Model."

Marketing Services

  The ability to properly position a business, identify a target market, and develop, refine and execute an effective sales and marketing strategy is fundamental to the success of a business. We will offer our expertise in the research, development, and execution of our clients' sales and marketing strategy. When appropriate, we may assist in the recruiting of key marketing and sales personnel. See "Our Four Phase Consulting Model."

The Critical Importance of Money

  The marketing and management problems emerging growth companies often face have their roots in what is frequently considered the core issue facing many early stage companies, which is undercapitalization. Lack of sufficient capital is one of the leading causes of small business failures, largely because it often prevents a business from allocating much needed resources to the marketing and management areas of the business. Without adequate capital, a business cannot hire the management talent needed to lead the business through its developmental stages. A lack of capital can delay required research and development, thereby preventing products and services from coming to market in a timely manner. Insufficient capital also limits a businesses' ability to optimally promote and market itself. Even if its marketing and sales efforts are successful, insufficient capital may limit the ability of a company to fulfill the increased market demand.

  We believe that it is highly likely that at some critical juncture along the way, many emerging ventures will require equity capital for expansion, hiring management talent, or developing and rolling out an expansive marketing campaign. But, the nature, pace and demands on fast growing companies and the importance of focusing on the core business can be at conflict with the arduous and time consuming task of fund raising. In addition, it is often difficult for an entrepreneur without experience to effectively package and market his or her business' equity offering. As a result, most entrepreneurs are either experientially unprepared or are unable to focus both on the critical task of building the business and the equally crucial task of preparing and launching a successful fund raising campaign.

The Challenges of Raising Capital

  How do emerging growth companies begin the search for the capital to fund their businesses? The path many companies follow starts with the founders' savings, and progresses through his or her credit cards to small investments from friends and family. Unable to fund growth from cash flow or retained earnings, many companies find themselves preoccupied with the effort and challenge of raising capital. Though there are a number of possible capital sources for entrepreneurs to pursue, each poses particular limitations and challenges.

  Banks and Lending Institutions: Historically, banks and traditional lending institutions have been reluctant to lend money to emerging growth companies, since they are perceived as high risk ventures with little or no collateral. Even if an entrepreneur is successful in qualifying for a loan, the burdens of debt repayment and interest accrual present significant deterrents for this type of financing.

  Business angels: Business angels are typically wealthy investors who are interested in early stage investment funding for high growth enterprises. Angels have emerged in recent years as another potential source of funding, often offering equity financing and hands on management expertise. Unfortunately, angels, because they are individuals rather than institutions, are difficult to locate and their average investment size ($37,500) is often insufficient to meet the critical and immediate funding needs of emerging growth companies.

  Venture capital: Venture capital is another potential source of capital for entrepreneurs, particularly those seeking higher levels of investment capital. Unfortunately, on average, venture capitalists tend to fund less than 1% of the business proposals submitted to them. Further, the average venture investment has ballooned in recent years from $3.3 million in 1995 to $13.8 million in 2000, which means that the average emerging growth company is too small to qualify for this funding source. In addition, venture capitalists, often dubbed "vulture capitalists," have developed a negative reputation among many entrepreneurs for their perceived tendency to take control of a business, often

                                       17

  replacing a company's founders with "professional management." This has created a general sense of apprehension and intimidation among entrepreneurs and as a result, many firms searching for capital won't even consider venture capital.

  Private Placements: Private placements are offerings of securities in reliance upon exemptions from the registration requirements of state and federal securities laws. Although an entrepreneur could attempt a private placement on his own, such offerings are subject to significant requirements as to disclosure and investor qualification, and are often substantially limited as to the number of investors and the amounts which may be raised, and the ability to advertise under most states' laws. These factors make it very difficult for most entrepreneurs and small companies to raise funds in this manner. While an entrepreneur could look for a registered broker/dealer to sell the offering, very few broker/dealers have an interest in underwriting these illiquid, small issue offerings.

  Traditional Initial Public Offering (IPO): During the year 2000, only 422 companies in the United States conducted traditional underwritten initial public offerings ("IPO") in which their securities were registered under state and federal securities laws and then distributed through registered broker dealer firms. The average size of these IPOs was $229 million per offering, making a traditional underwritten IPO the least likely route for most emerging growth companies to obtain critical investment capital.

A New Funding Alternative - Small Issue IPOs

  During the last 12 years, recognition of the costs and burdens posed by these traditional funding routes led to regulatory rule changes intended to facilitate capital raising by small businesses. These changes, described below, simplified the preparation and registration of small offerings and eased existing restrictions on the methods of conducting them. The result is a capital funding alternative whereby small businesses may obtain public financing directly from investors, independent of an intermediary such as an underwriter or broker/dealer. These self underwritten Initial Public Offerings (IPOs) have come to be known as direct public offerings ("DPOs") or small issue IPOs. Henceforth in this document, this category of public offering shall be referred to as a small issue IPO ("SIPO").

  In addition to the simplification of the registration process, important reforms were adopted which permitted issuers to "test the waters" to evaluate investor interest prior to launching an actual offering, and then to advertise and solicit investments directly from investors. With the emergence of the Internet as a medium for mass communication and advertising, small businesses now have greater access to potential investors than ever before. Collectively, these factors have helped to create a number of new and attractive funding alternatives that allow entrepreneurial companies to raise capital directly from the public.

Small Company Offering Registration (SCOR)

  Since 1989, 46 states have adopted the SCOR model as a framework for the registration of small securities offerings. SCOR allows for the use of a uniform offering document (Form U-7) which is presented in a relatively simple question and answer format. In the SCOR framework, an issuer may raise up to $1 million in any 12 month period. Shares offered in a SCOR offering may be sold in states where the issuer has filed its Form U-7 and met any additional requirements. The extent of regulatory review and the requirement to include audited financial statements of the issuer in the offering document varies from state to state. Unlike issuers conducting private placements under Rules 505 or 506 of federal Regulation D, issuers utilizing a SCOR registration can advertise their securities to the public.

  Regulation A

  In 1970, the SEC established Regulation A as a vehicle by which small businesses could access the public capital markets through a simplified public offering registration. As originally enacted, a Regulation A offering was limited to raising only $100,000. Through the advocacy of the securities industry and several studies commissioned by Congress to estimate the cost of a public offering, the maximum amount which could be raised pursuant to a Reg A offering was increased. In 1992, a major piece of legislation aimed at helping small businesses to access the capital markets was adopted in the form of the Small Business Initiatives. Through its 1992 Small Business Initiatives the SEC raised the maximum amount which may be raised in a Regulation A to $5 million. The Small Business Initiatives also adopted a "testing the waters" provision which allows an issuer who intends to make an

                                       18

offering of securities to advertise its intention in advance to gauge public interest by securing expressions of interest from prospective investors prior to incurring the cost of processing its registration.

  Like a SCOR offering, a Regulation A offering may be advertised to the public, once the proposed ad has been submitted to the appropriate regulatory authority.

  Finally, Regulation A permits the filing of a simpler prospectus, modeled on the standardized Form U-7.

  Registrations on Forms SB-1 and SB-2

  The 1992 Small Business Initiatives introduced a new integrated registration and reporting system for small business issuers ("SBI") defined as U.S. or Canadian issuers (other than investment companies) who have less than $25 million in revenue and whose outstanding public securities held by non-affiliates, commonly referred to as its public float, is no more than $25 million. The new integrated registration and reporting system for SBIs embodied in Regulation SB provides for registration of securities on new registration Forms SB-1 (generally for offerings of $10 million per year) and SB-2 (until you cease to qualify as a small business issuer). These provided a simpler form for disclosure and allowed financial disclosure utilizing the simpler GAAP accounting principles rather than the more complex accounting standards of Regulation S-X that are required in connection with the use of standard registration Forms S-1, S-2, and S-3.

  Unlike a Regulation A or SCOR offering, which are based upon an exemption from the registration requirements of the Securities Act of 1933, offerings on Forms SB-1 and SB-2 are registered under that Act. Like a Registration A offering, there are certain post-effective filing requirements. Both Forms SB-1 and SB-2 require the use of audited financial statements, although for a shorter period than the S series forms. Unlike Registration A offerings, there is no provision under Regulation SB to "test the waters" prior to the preparation and filing of the registration statement.

The Impact of the Internet

  The modification and simplification of offering methods described above have increased the ability of small issuers to raise capital directly from investors without the participation of underwriters or broker/dealers. However, the means by which issuers could actually reach and solicit investors remained limited to the traditional forms of advertising. The emergence of the internet in the mid 1990s added a cheaper, more efficient, and powerful method for SIPO issuers to attract and communicate with potential investors.

  Recently, the SEC and various state regulatory authorities have acknowledged the legitimacy of the Internet as a tool in financial transactions, thus greatly empowering small business issuers to fully realize the potential of small public offerings. In October of 1995, the SEC recognized the electronic delivery of a prospectus as "good delivery." Issuers now have the option of avoiding the substantial expense of printing and mailing prospectuses by posting their prospectus directly on their website for potential investors to preview. The 1995 action for the first time allowed for the direct offer and sale of investment securities by way of the Internet. Many states did the same.

Conclusion: The Difficulties of Raising Capital

  The introduction of SCOR, the liberalization of Regulation A, and the establishment of the SB framework created viable alternatives for small businesses seeking simpler, less expensive access to the public capital markets. However, for all of their benefits, small issue IPOs still pose significant challenges of their own. We believe that many eligible companies are either unaware of the SIPO alternative, or, if aware, are often intimidated by the regulatory and marketing challenges and thus may not attempt one on their own. Even if a company decides to proceed with a small issue IPO, the dual burdens of running a business and simultaneously preparing and marketing a SIPO can overwhelm the resources of most emerging growth businesses.

  Since capital is the life blood of an emerging business, obtaining funding is often an entrepreneur's highest priority. The burden of searching for capital can create a high degree of stress, and therefore solutions to a businesses' fund raising problems are perceived as high value added services.

                                       19

  One of our businesses' core competencies and main services is to provide funding solutions for our client companies that allow them to continue to focus on building their core business. We believe that the small issue IPO model, combined with our management's fund-raising and direct marketing skills offer an attractive option for small businesses in need of capital for their growth and expansion.

Our Four Phase Consulting Model

  We believe we offer a new consulting paradigm for selected emerging growth businesses. We bookend our business, financial and marketing consulting services around our clients' need for capital, providing support through two or more of the following business development phases:

  Phase One: Pre-Funding - Establishing Solid Business Fundamentals

  Most entrepreneurs, though keenly aware of the need to raise money, are not experienced or skilled in raising capital. Often companies looking for funding are not ready and management is unaware or unfocused on the numerous issues which must be addressed before the company can begin raising funds. These issues can be related to fundamentals of the business that may not have been addressed as yet, such as the lack of key personnel, the lack of a business plan or cohesive business model, the lack of appropriate accounting procedures and reporting, and many other matters that could preclude a company from successfully passing a traditional due diligence inquiry.

  We will conduct a thorough review of each of the critical areas of the client company's business. This review will help in determining potential company shortcomings and a course of action for their correction. We will review the client's industry and competition so as to further assist in clarifying and adjusting their business and marketing strategies, as well as their company positioning.

  When our review is completed and areas for action are identified, we will assist the client company in taking steps to implement solutions as needed to prepare the company in becoming investor ready.

  Phase Two: Developing and Executing a Funding Plan

  We will assist in evaluating the client's funding needs and the various available alternatives. For the most part, our clients will consist of companies with products or services with national or international sales potential that offer unique and compelling benefits that lend themselves to a small issue IPO. If, after our due diligence investigation, we find that a client is not a suitable candidate for a small issue IPO, we will assist the client in locating other funding sources. These sources may include local venture capitalists specializing in smaller investments or broker/dealers interested in undertaking a private placement for the company.

  A major aspect of our assistance to companies during this phase will be to develop and implement "testing the waters" campaigns for their proposed small issue IPO to evaluate how receptive a target affinity group will be to considering investment in the proposed offering.

  To the extent that a "testing the waters" effort has indicated positive support for the proposed offering, we will proceed with implementing a strategy and schedule for preparing and commencing the offering. To this end, we will advise and assist our client with the development and implementation of their SIPO, including:

  * locating and retaining legal counsel and accounting support to prepare the offering documents, satisfy all regulatory requirements, and establish compliance procedures;
  * developing and implementing a marketing strategy to promote the company's SIPO;
  * designing and implementing a comprehensive Internet strategy for posting their offering documents and related marketing materials; and
  * assisting in the preparation of customized presentation materials and coaching sessions for key company executives to hone their presentation skills to potential investors.

  Notwithstanding the broad range of services which we will provide our business clients, we will not engage in any activities that would necessitate our being licensed as an underwriter, a broker/dealer, investment company or investment advisor.

                                       20

  Activities that we will not engage in include:

  * Act as a sales manager to a securities issuer in the sale of their securities;
  * Receipt of compensation based on securities transactions;
  * Solicitation of customers for issuers;
  * Handling of funds or securities in connection with securities transactions;
  * Participation in negotiations for securities transactions;
  * Provision of investment advice to prospective buyers of securities;
  * Any other activities that could result in being deemed an underwriter, a broker/dealer, investment advisor or an investment company.

  Phase Three: Post-Funding Operations Ramp-up.

  After completion of their initial round of financing, management often faces enormous pressure and competing demands as they struggle to move the business into an accelerated ramp up stage. They now face the multiple tasks of hiring and training critical staff, implementing and managing multi-pronged sales and marketing strategies and building infrastructure to meet increased production volumes. In addition management must now cope with the burdens of being a reporting company, with the attendant higher level of expectations from the investing public.

  Our focus in this expansion mode will be to act as business architects and mentors, assisting in the development and implementation of the client company's operating activities to match the pace of a high growth business strategy. In addition we will offer our extensive experience in marketing, particularly direct marketing, to assist our clients in aggressively expanding sales of their products or services in their target markets.

  Phase Four:  Secondary Offering - Potential Exchange Listing

  Upon completion of the first round of financing, and if successful in assisting our clients in the execution of their business plans, many of our clients may want to proceed to a secondary offering through a traditional investment banking relationship, including listing on NASDAQ or another exchange where possible or desirable.

  To this end, we will reassess the extent to which our clients' accounting, compliance, and business procedures will meet the often stringent due diligence requirements of a potential underwriter, and assist in implementing solutions where appropriate, and assist in implementing any changes necessary to satisfy these requirements. Having done this, we will assist our client companies in interviewing and selecting appropriate underwriters, as well as participate in the negotiation of terms and conditions to ensure that our clients are optimally represented.

Business Development Network - Alliance Program

  The Company plans to increase its ability to service the needs of emerging growth companies by leveraging the services of select companies in the legal, Internet, financial, marketing and business consulting industries. The alliances we establish with these companies will collectively be known as our "business development network." By providing access to the services of our alliance partners, the Company will permit its clients to evolve more fully and effectively, while allowing them to focus on their core business.

  By aligning ourselves with companies that specialize in working with emerging growth businesses, we intend to offer our clients a network that has experience in solving the problems typical of emerging businesses. The Company also believes that a broad base of alliance partners will enhance our exposure to additional potential clients. Should we choose to expand this model, it may be used to assist in our own growth by allowing us to provide a variety of services in a location without necessarily having to establish an office in that area.

Internet-Based Small Issue IPO Training

                                       21

  We believe there are many businesses that would benefit from our services but may not meet our client selection criteria. Nevertheless, many of these companies may still be viable candidates for their own small issue IPOs and once educated on SIPOs may be able to pursue their own offering. To meet the needs of these businesses we intend to design, develop, and sell an Internet-based training program that will instruct them on how to plan, develop, and market their own small issue IPO.

  The question and answer format of SCOR and Regulation A filings lends itself to the development of an online step-by-step training workbook. The training program will walk businesses through the process of structuring the offering, filling out the required forms, and, once effective, promoting their offering. The training program will use multi-media to present the underlying concepts and principles of writing and marketing a small issue offering. Following the step-by-step method presented in the training program will result in a finished prospectus and marketing plan for the client.

  We intend to market this product to people that respond to our marketing campaigns and promotions but do not meet our qualifications for full time consulting clients. We envision marketing and selling the SIPO training program either as a stand-alone product or in conjunction with our personalized consulting services, such as section-by-section review and critiques, substantive re-drafting and editing, as needed, and hands on assistance in developing and implementing a marketing plan.

Fees

  We will charge our clients consulting fees based on the type and extent of services we provide. Compensation for these services will be flat fee or by the hour, payable in the form of cash, stock, or some combination thereof.

Marketing Strategy

  Our target market is pre-start-up to 5 year old companies with products or services that we perceive as having compelling features and benefits unique to the marketplace, with national or international sales potential, that are currently seeking capital for their business.

  We believe we can generate a large ongoing flow of candidates from which we will select only those companies we feel have exceptional growth potential.

  We have developed a multi-pronged marketing plan that we believe will generate a substantial number of inquiries from companies who meet our target market criteria.

  A.M. Talk and Business News Radio Advertising

  Our research and experience reveals that direct response advertising on A.M. talk and business news radio stations is an effective way of reaching entrepreneurs and business owners who meet our criteria. This medium has seldom been used for attracting companies who are looking to raise capital for their business. We believe the uniqueness of our message and the medium used to deliver it will allow us to generate considerable interest from potential clients seeking our services.

  Our conclusions are based, in part, on the results of a market test ad conducted in Denver by the company's President, Michael Bissonnette from October through December 1999. The 60 second ad, featured on two A.M. talk radio stations in metro Denver, sought entrepreneurs interested in capital raising consulting services. During the 90 days that the ad was run, more than 600 entrepreneurs/business owners responded. Mr. Bissonnette personally interviewed each respondent to determine the viability of the company, the quality of the idea, the relative level of interest of the respondent, and their ability to pay consulting fees. We believe that the quality and quantity of the response received from the test ad establishes the potency of using direct response radio as an effective marketing method.

  Print and Television Advertising

                                       22

  We also intend to test ads in local business newspapers and magazines such as the Denver Business Journal, as well as local and cable television business programs such as Bloomberg's Reports and CNBC's Squawk Box to determine their effectiveness.

  Industry and Investor Education Network

  A principal objective of our business will be to educate both small businesses and the investing public on the subject of small issue IPOs. Our goal is to build recognition of SIPOs as a mainstream investment and to develop our company into a recognized small issue IPO expert.

  Toward these ends, the Company intends to adopt a multi-pronged education campaign aimed at investors and businesses and designed to increase business and public acceptance of small issue IPOs as a valid and intelligent vehicle for both corporate funding and for public investment. The education campaign, including websites and other education programs, form the foundation for our "IPO Investors Network," where entrepreneurs and investors can both learn about and exchange information on the small issue IPO process and its benefits for companies and investors.

  Business Education Strategy

  Our education strategy aimed at businesses includes an Internet-based forum containing regulatory and other updates as they relate to small business finance, as well as original interviews and case studies of various companies' experiences raising money through small issue IPOs. We intend to invite legal, financial and marketing experts to contribute information to the websites relating to small business finance, capital raising and general marketing and business building tips and articles.

  We also intend to establish a presence at the many conference, seminars, and trade shows held by entrepreneurial associations, venture associations, and business angel groups. Whether it be in the role exhibitor, speaker, or attendee, we expect that our company will use these gatherings as occasions to promote our education and information network and our company and the services and solutions we can offer entrepreneurs and their emerging businesses.

  Investor Education Strategy

  Our investor-oriented education strategy will use Web-based forum that will serve as an information resources to the public about the process of corporate development and capital formation, as well as the analytical, quantitative, and qualitative elements of evaluation and investing in small issue IPOs. The site will contain information, on-line classes, white papers, and topical articles about the small issue IPO process and issues to address when considering investment in small issue IPOs. We also plan to attend, exhibit and speak at investor and angel related conferences, forums, seminars and trade shows such as Financial Fest and the Microcap Equity conference. We intend to act as a guest speaker on financial radio and TV shows and begin contributing as an original writer to the financial press.

  Public Relations Campaign

  We believe that our business model, and the services it offers entrepreneurs in search of capital for their businesses, is both novel and newsworthy. We further believe that if successful in raising money for our own direct public offering, we can leverage that success into attention and coverage by the business media to expand the scope of our marketing and promotional efforts. Upon completion of our offering, we intend to launch a public relations campaign that will include press releases, print articles, interviews and other public appearances that we believe will generate local and national interest in our company's business model and services.

  Use of the Internet

  We intend to fully leverage the mass communication power of the World Wide Web as a tool to promote our business and attract potential clients. We believe that entrepreneurs are increasingly using the web as a resource to aid in their search for capital. To this end, we intend to conduct e-mail campaigns, establish an extensive network of Internet hyperlinks to maximize our visibility to web-searching entrepreneurs, and create a web presence that optimizes our search result ranking in dominant search engines.

                                       23

Future Strategy

  Depending on the success of this offering and the extent to which our business model proves successful in Colorado, we may expand our consulting services to other high-growth metropolitan areas in the country. This expansion may include the sale of licenses or the franchising of our services in other key cities.
The extent and speed with which we may accomplish our expansion will be governed by the success of our marketing efforts and the amount of proceeds raised in this offering.

  Also, as part of our core business strategy, we may directly invest in client ventures and companies, and formulate and develop new product or service concepts internally which we may subsequently spin off as separate corporations.

Competition

  We compete in a rapidly changing marketplace that is intensely competitive. Our ability to compete depends on many factors. As our method of competition, we will compete by seeking seek to offer a high quality of business services and client solutions compared to those offered by our competition. Specifically, we will provide more effective marketing campaigns, and a high level of capitalization for our business as developed through this and any subsequent offerings. Because our business model straddles the worlds of finance, management consulting and marketing, we will have potential competition in each of these three areas, and there is no assurance that we will be successful in achieving our competitive goals. See "Risk Factors."

  A key area of competition is the "cottage industry" that has emerged in response to the convergence of several key trends. These trends include various SEC action over the decade of the 90s which included: (i) significantly raising the amount of money that could be raised in a Regulation A offering,
(ii) adopting the 1992 Small Business Initiatives which permitted testing the waters, and (iii) the 1995 action permitting delivery of a prospectus on the Internet, the emergence of the Internet as a means to reach and communicate with entrepreneurs and businesses seeking funding, and the increased awareness of businesses' need for funding. These trends have all contributed to the creation of a business model based on helping companies conduct and promote SIPOs. Some of the more established of these businesses include dfdpo.com, DPOcentral.com, Direct Stock market.com, and Virtual Wall street. These businesses offer a variety of services related to preparing small businesses for capital raising, and the promotion and sales of their equity offerings through the internet, and listing services where companies conducting their offerings can describe and promote their offerings.

  Other potential sources of competition are: the venture capital community, particularly regional venture capital concerns that are looking to invest in relatively small deals in the range of $1 million to $5 million, business incubators, business angels, and regional boutique broker/dealers who may be willing to underwrite relatively small issues. The extent to which any or all of these potential competitors are better established in a community where we are marketing our services, or are better financed, or have more developed business networks than we do, they will pose a greater competitive threat.

  Other potential competitors are those Internet based companies, which, rather than offer SIPO and SIPO listing services, have attempted to "match" business angels, who are typically individual investors, with promising companies in need of investment capital. Some of the more prominent members of this industry include Witcapital.com, Garage.com, and Offroadcapital.com.

  Many of our existing competitors, as well as a number of potential new competitors have operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, and marketing resources than our Company. This may allow them to devote greater resources than our Company is able to the development and promotion of its services. Such competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, advertisers, and potential strategic partners.

                                       24

  New market entrants pose a competitive threat to our business. We do not own any patented technology that precludes or inhibits competitors from entering this market or from providing services and solutions similar to ours. Existing or future competitors may develop or offer services or solutions that are superior to ours at a lower price.

Legal Proceedings

  Neither we nor any of our officers or directors is, or has ever been, a party to any legal proceeding material to IPO Investors Network.

Personnel and Facilities

  IPO Investors Network has commenced operations and hired a staff of fifteen persons, comprised of eight full- time employees and seven part-time employees and consultants. We believe that our relations with our employees are good. We intend to perform most of our functions through our own personnel, and we expect to purchase some services through independent contract agreements with other professionals and experts, such as attorneys, accountants, tax planning personnel and investment bankers. Some of these may be professionals affiliated with broker/dealer firms who may underwrite securities for our Company or its affiliates and clients.

  We operate our business from 2,000 square feet of office space located in Boulder, Colorado, which we rent on a month-to-month basis from a non-affiliated person. The space is adequate and sufficient for our current and reasonably foreseeable operations. Upon the termination of our current rental, we expect that we will be able to obtain either a renewal lease, if desired, or a new lease at an equivalent or better location.

                                       25

                                   MANAGEMENT

Directors and Officers

  The following table shows the names and ages of our directors and officers and the positions they hold with our company.

Name                   Age     Position

Michael Bissonnette     52     Chief Executive Officer, President,
                               Treasurer and Director
Elizabeth B. Lane       41     Secretary and Director
Richard A. Kranitz      56     Director

  Michael Bissonnette has been the President, Treasurer and a director of IPO Investors Network since founding our company in March 2000. From 1994 to 2000, Mr. Bissonnette was self-employed as a private investor, having retired in 1993 from Voice Powered Technology International, a company which he founded in 1989 and which developed and manufactured advanced, low-cost voice powered recognition technology and related equipment for consumer products such as VCRs; he was the President and a director of Voice Powered Technology International from 1989 to 1993. From 1977 to 1989, Mr. Bissonnette was the President and a director of Knight Protective Industries, Inc., a home security business which he founded in 1977.

  Elizabeth B. Lane has been the Secretary and a director of IPO Investors Network since our inception in March 2000. Previously, from 1993 to 2000, Ms. Lane was General Counsel for Colorado Commodities Management Corporation, a commodities trading advisor which managed as much as $600 million in client assets; she also served as Director of Investor relations, from 1997 to 2000, and Operations Manager, from 1995 to 1996. From 1994 to 2000, Ms. Lane was also general counsel for one of Colorado Commodities' wholly owned subsidiaries, CCM Asset Management Corporation (CCMA), a registered investment advisor. During her tenure at Colorado Commodities Ms. Lane received her Series 63, 65, 2, and
3 licenses.

  Richard A. Kranitz has been a director of IPO Investors Network since our inception in March 2000. From 1984 to the present, he has been a senior partner in the law firm of Kranitz & Philipp, specializing in securities, banking and business law. Mr. Kranitz is a director of the Grafton State Bank.

  All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board.

  See "Principal Stockholders" for information concerning ownership of our common stock by our directors and officers.

Management Compensation

  Directors. Our directors are not compensated for acting as directors, nor are they reimbursed for expenses related to their service as directors.

  Summary Compensation Table. The following table provides information concerning compensation earned by our Chief Executive Officer for services rendered to IPO Investors Network in all capacities during the fiscal year ending December 31, 2000. Such compensation has been reported for the period from March 13, 2000 (inception) through December 31, 2000. We are required to disclose in the table the compensation we paid to our Chief Executive Officer and to any other executive officer of our company who was paid in excess of $100,000. These persons are referred to in this prospectus as "named executive officers." Because no executive officer of our company was paid more than $100,000 for our initial fiscal year, ending December 31, 2000, only compensation paid by us to our Chief Executive Officer is included in the table.

                                       26

                                    Annual Compensation            All Other
Name and Principal Positions     Year   Salary($)   Bonus($)     Compensation($)
-----------------------------    ----   ---------   --------     ---------------
Michael Bissonnette . . . . .    2000   $77,083(1)     -                -
  Chief Executive Officer,
  President, Treasurer
  and Director

  (1) Includes compensation received from March 13, 2000 (inception) through December 31, 2000.

  Option Grants in the Last Fiscal Year. No options were granted to our Chief Executive Officer, our only named executive officer, for the period from March 15, 2000 (inception) through December 31, 2000.

  Option Exercises in 2000 and Aggregate Option Values at December 31, 2000. No options have been exercised by our Chief Executive Officer, our only named executive officer, during fiscal 2000; as of December 31, 2000, no unexercised options were held by our Chief Executive Officer.

Limitation of Liability and Indemnification

  Our bylaws provide for the elimination, to the fullest extent permissible under Delaware law, of the liability of our directors to us for monetary damages. This limitation of liability does not affect the availability of equitable remedies such as injunctive relief. Our bylaws also provide that we shall indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from certain specified misconduct. We are required to advance their expenses incurred as a result of any proceeding against them for which they could be indemnified, including in circumstances in which indemnification is otherwise discretionary under Delaware law. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of our company in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

                                       27

                                 ADVISORY BOARD

  IPO Investors Network has organized an Advisory Board of key individuals with extensive experience in corporate finance, entrepreneurship, securities law, and business accounting. We will draw on the substantial experience of the advisory board as we prepare our clients to become investor ready, assess the best capital raising options for them to pursue, assist them in the successful execution of their business and marketing plans and, potentially work with them on secondary offerings which would enable our clients to become listed on the NASDAQ small cap exchange. We anticipate that we will draw heavily on the business building and capital raising skills of the Advisory Board throughout each of the four phases, particularly in instances when we will be assisting our clients in the liquidity event phase.

  Current members of the Advisory Board are:

  * Michael Bissonnette: Mr. Bissonnette is the President and founder of IPO Investors Network.

  * Richard Furber: Mr. Furber is a former President of Dean Witter International and Managing Director of Lehman Brothers. While at Lehman, Mr. Furber had a key role in the evaluation of scores of companies seeking underwriting services from Lehman Brothers. He had significant involvement in every aspect of the public offering process of hundreds of high growth companies underwritten by Lehman Brothers. Currently, Mr. Furber is the CEO and founder of MediMerge Group LLC and sits on the boards of Intelidyne, Inc., Encap, Inc., and Advanced Health Technologies;

  * Ralph Bellizzi, CBI, CBC, SBA: Mr. Bellizzi is the founder, President and Colorado Licensed Principal Broker of Aaron Bell International, Inc., a firm specializing in business market analysis, mergers, and acquisitions. During his more than 30 years experience in business sales, strategic business planning, equity funding, and business organization, Mr. Bellizzi has founded and built 17 companies.

  * Richard A. Kranitz: Mr. Kranitz is an attorney specializing in securities regulation, corporate finance, and business planning. In his more than 30 years of practice, Mr. Kranitz has formed more than 100 new businesses and served as an officer and/or director of over 30 of those businesses. He currently serves as a director of IPO Investors Network.

  * Bradley J. Fehn, CPA: Mr. Fehn is a former senior auditor with KPMG Peat Marwick, Mr. Fehn is the Director of Finance for isherpa.com, one of the largest incubators in the State of Colorado. He has considerable expertise in the creation and execution of complex financial modeling for new businesses, as well as valuation analysis and strategic partner planning and agreement negotiation.

                                       28

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Certain Transactions

  At the inception of IPO Investors Network, our president, Michael Bissonnette, sold certain assets to us, consisting primarily of furniture, computers and software, for the aggregate price of $55,000. Such amount was determined by our board of directors to be the "fair market value" of such assets. The transaction was disclosed and approved in accordance with the procedures described below under "Certain Relationships and Related Transactions - Conflicts of Interest."

  We have no loans outstanding to any of our directors or officers.

  Conflicts of Interest

  Certain potential conflicts of interest are inherent in the relationships between our affiliates and us.

  From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of IPO Investors Network and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

  Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of IPO Investors Network and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

  With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that (1) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (2) the transaction be approved by a majority of our disinterested outside directors and (3) the transaction be fair and reasonable to IPO Investors Network at the time it is authorized or approved by our directors.

                                       29

                              PRINCIPAL STOCKHOLDERS

  The following table sets forth as of December 31, 2000, and as adjusted to reflect the sale of the minimum offering of 125,000 units, containing 250,000 shares of common stock, certain information with respect to the beneficial ownership of our common stock by:

  * each person known by us to beneficially own more than 5% of our common stock;

  * each of our directors;

  * each officer and our director; and

  * all of our directors and executive officers as a group.

  We believe that, subject to applicable community and marital property laws, the beneficial owners of our common stock listed below have full voting and dispositive power with respect to such shares.

                        Shares beneficially owned     Shares beneficially owned
Name and Address of         prior to offering          after minimum offering(1)
Beneficial Owner            Number   Percent                Number   Percent
----------------------     --------  -------               --------  -------
W. Michael Bissonnette. . 8,116,750    52.3%              8,116,750    51.5%
4940 Pearl East Circle
Boulder, Colorado 80301

Elizabeth B. Lane . . . .    36,125     0.2%                 36,125     0.2%
4940 Pearl East Circle
Boulder, Colorado 60301

Richard A. Kranitz. . . .   120,000     0.8%                120,000     0.8%
1238 Twelfth Avenue
Grafton, Wisconsin 53024

Diane Paoli . . . . . . . 1,250,000     8.1%              1,250,000     7.9%
202 State Street A
Santa Barbara, California

All directors and
  executive officers as
  a group (3 persons) . . 8,272,875    53.4%              8,272,875    52.5%

  (1) Because this is a best-efforts, minimum-maximum offering, we cannot guarantee that all or any part of the common stock offered in excess of the minimum offering of 125,000 units, containing 250,000 shares of common stock, will be sold. See "Risk Factors" and "Plan of Distribution" for information concerning the terms of this offering. If the number of shares of common stock sold in the offering, as arbitrarily selected by us for purposes of illustration only, is assumed to be 1,000,000 shares, 1,500,000 shares, 2,500,000 shares or 3,000,000 shares, ownership percentages would be as follows:

                                     Assumed number of shares of common stock
                                               sold in the offering
                                     ----------------------------------------
                                 1,000,000   1,500,000   2,500,000   3,000,000
                                    Shares      Shares      Shares      Shares

W. Michael Bissonnette . .           49.2%       47.7%       45.1%       43.9%
Elizabeth B. Lane. . . . .            0.2%        0.2%        0.2%        0.2%
Richard A. Kranitz.. . . .            0.7%        0.7%        0.7%        0.6%
Diane Paoli. . . . . . . .            7.6%        7.4%        6.9%        6.8%
Directors and executive officers
  as a group . . . . . . .           50.1%       48.6%       45.9%       44.7%

                                       30

                            DESCRIPTION OF SECURITIES

  Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2000, 15,505,762 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended and restated certificate of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

  Our board of directors has the authority, within the limitations and restrictions in the amended and restated certificate of incorporation, to issue 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of IPO Investors Network without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Warrants

  General. The two warrants to purchase common stock which are components of the units offered by this prospectus are exercisable in whole at any time or in part from time to time (provided that at least 100 shares, or an integral multiple thereof, must be purchased upon each such partial exercise), at the prices, respectively, of $3.00 and $4.00 per share of common stock purchased.

  The warrants will be exercisable for a period of eighteen months, commencing six months following the date of this prospectus relating to this offering, provided that the common stock issuable upon the exercise of such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. Thereafter, each warrant will expire and become void and of no value. The company plans to keep this prospectus current to allow warrant holders to be able to exercise their warrants prior to their expiration.

  Registration and Transfer. Warrants may not be transferred or exercised unless
(1) such warrants and the shares of common stock issuable upon the exercise thereof are registered under the Securities Act of 1933 and applicable state securities laws, or exempt from such registration, or (2) such transfer or exercise (and the issuance of common stock pursuant to such exercise) is exempt from registration under such Act and such laws. IPO Investors Network has undertaken to use its best efforts to register the warrants and the common stock issuable upon the exercise thereof, and/or the transactions pursuant to which such securities are transferred or issued, under the Securities Act of 1933 and the securities laws of the jurisdictions in which units are sold. The warrants will be registered at the office of Grafton State Bank, Grafton, Wisconsin, the warrant agent, and are transferable only at such office by the registered

                                       31

warrant holder (or duly authorized attorney) upon surrender of the warrant certificate, with the form of "Assignment" appearing on the certificate completed and executed. No transfer of warrants shall be registered unless the warrant agent is satisfied that such transfer will not result in a violation of the Securities Act of 1933 or any applicable state securities laws.

  Exercise of Warrants.

  In order to exercise a warrant, the warrant certificate must be surrendered at the office of the warrant agent in Grafton, Wisconsin prior to the expiration of the warrant exercise period described above, with the form of "Subscription" appearing on the certificate completed and executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Payment shall be by certified funds or cashier's check payable to "Grafton State Bank, Warrant Agent." In the case of partial exercise, the warrant agent will issue a new warrant certificate to the exercising warrant holder, or assigns, evidencing the warrants which remain unexercised. In its discretion, the warrant agent may designate a location other than its office in Grafton, Wisconsin for surrender of warrants in the case of transfer or exercise.

  Redemption.

  Commencing six months following the initial effective date of the registration statement relating to this offering, and at any time thereafter until and including, but not after, the expiration of the warrant exercise period described above, IPO Investors Network may, at its option, redeem all of the warrants at any time or some of them from time to time, upon payment of $0.01 per warrant to the warrant holder, provided that the closing bid or sale price of the common stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds $5.00 per share for 20 consecutive trading days ending within 15 days of the date upon which notice of redemption is given as provided herein.

  In case less than all of the warrants at the time outstanding are to be redeemed, the warrants to be redeemed shall be selected by us by lot. Notices of such redemption will be mailed at least 15 days prior to the redemption date to each holder of warrants to be redeemed at the registered address of such holder.

  Adjustments; Rights of Holders.

  The exercise price and number of shares of common stock to be received upon the exercise of warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or the recapitalization of the Company. In the event of the liquidation, dissolution or winding up of IPO Investors Network, the holders of warrants will not be entitled to participate in the distribution of our assets. Holders of warrants will have no voting, pre-emptive, subscription or other rights of shareholders in respect of the warrants, and no dividends will be declared or paid on the warrants.

  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of warrant appearing elsewhere in this prospectus. See Exhibit B.

Limitation of Director Liability

  Section 180.0828 of the Delaware General Corporation Law, or DGCL, provides that our directors can be held personally liable only for intentional breaches of fiduciary duties, criminal acts, transactions from which the director derived an improper personal profit and wilful misconduct. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted IPO Investors Network and its shareholders.

Indemnification

  Under our Certificate of Incorporation and the DGCL, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (1) if the officer or director is successful in the defense of an action

                                       32

brought against him or her and (2) if the officer or director is not successful in the defense of an action brought against him or her, unless, in the latter case only, it is determined that the director or officer breached or failed to perform his or her duties to IPO Investors Network and such breach or failure constituted: (a) a wilful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) wilful misconduct. Our bylaws provide for the indemnification of our directors and officers by us to the fullest extent permitted by Delaware law.

Anti-Takeover Provisions

  Delaware Law. Upon the effectiveness of this offering, we expect to become subject to Section 203 of the DGCL, which regulates corporate acquisitions, prevents certain public Delaware corporations from engaging, under certain circumstances in a "business combination" with any "interested stockholder" for three years following the date that such stockholder becomes an interested stockholder. For purposes of DGCL Section 203, a "business combination" includes, among other things, a merger or consolidation involving IPO Investors Network and the interested stockholder and the sale of more than 10% of our assets. In general, DGCL Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of IPO Investors Network and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may "opt out" of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not "opted out" of the provisions of DGCL Section 203.

  Number of Directors; Removal; Vacancies. Our bylaws currently provide that we may have up to seven directors. The authorized number of directors may be
changed by amendment of the bylaws.   The bylaws also provide that our
board of directors shall have the exclusive right to fill vacancies on the board, including vacancies created by expansion of the board or removal of a director, and that any director elected to fill a vacancy shall serve until the next annual meeting of our shareholders. The bylaws further provide that directors may be removed by the shareholders only by the affirmative vote of the holders of at least a majority of the votes then entitled to be cast in an election of directors. This provision, in conjunction with the provisions of the bylaws authorizing the board to fill vacant directorships, could prevent shareholders from removing incumbent directors and filling the resulting vacancies with their own nominees.

  Amendments to the Certificate of Incorporation. The DGCL provides authority to IPO Investors Network to amend its certificate of incorporation at any time to add or change a provision that is required or permitted to be included in the certificate or to delete a provision that is not required to be included in such certificate. Our board of directors may propose one or more amendments to our certificate of incorporation for submission to a shareholder vote. The board may condition its submission of the proposed amendment on any basis it chooses if it notifies each shareholder, whether or not entitled to vote, of the meeting at which the proposed amendment will be voted upon.

  Anti-Takeover Consequences. Certain provisions of our certificate of incorporation and bylaws may have significant anti-takeover affects, including the inability of our shareholders to remove directors without cause, and the ability of the remaining directors to fill vacancies.

Transfer Agent and Registrar

  We are currently the transfer agent and registrar for our common stock. Grafton State Bank, the warrant agent, is the transfer agent and registrar for our warrants.

                                       33

                        SHARES ELIGIBLE FOR FUTURE SALE

  Prior to this offering, there has been no public market for our common stock, and sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of equity securities.

Registration of Outstanding Shares

  Immediately upon the termination of this offering, we intend to register up to 2,500,000 of the currently outstanding 15,505,762 shares of our common stock under the Securities Act of 1933. Pursuant to such registration, the holders of such shares will be entitled to sell their common stock at various times as follows:

  * on the OTC Bulletin Board (or any other exchange on which the shares may be listed); in the over-the-counter market;

  * in negotiated transactions other than on such exchange;

  * by pledge to secure debts and other obligations;

  * in connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

  * in a combination of any of the foregoing transactions.

Sales of Restricted Shares

  Notwithstanding the registration of up to 2,500,000 shares of our common stock outstanding as of December 31, 2000, as described above, or the period of time for which any such registration remains effective, 18,505,762 shares of our common stock will be outstanding after this offering, assuming that the entire offering is sold. All of the shares we sell in this offering (up to 3,000,000) will be freely tradeable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act of 1933, may generally only be sold in compliance with the provisions of Rule 144 described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, contol, or are controlled by, or are under common control with, IPO Investors Network.

  The 15,505,762 shares of common stock outstanding as of the date of this prospectus, 8,272,875 of which are held by our affiliates, will be restricted securities as that term is defined in Rule 144. These restricted shares may only be sold if they are registered under the Securities Act of 1933, as in the case of the 2,500,000 shares to be registered as described above under "Shares Eligible for Future Sale - Registration of Outstanding Shares," or are exempt from such registration.

                                       34

  15,505,762 restricted shares will become eligible for sale in the public market during the year ending December 31, 2001 under Rule 144, including the volume, manner of sale and notice requirements of the Rule, as follows:

  * approximately 11,882,500 shares will become eligible during the first quarter;

  * approximately 306,045 shares will become eligible during the second quarter;

  * approximately 1,430,580 shares will become eligible during the third quarter; and

  * approximately 1,886,637 shares will become eligible during the fourth quarter.

Stock Options and Warrants

  As of December 31, 2000, 195,058 shares of our common stock are subject to outstanding options. 155,058 of such options are exercisable for a period of five years, commencing six months following the initial effective date of this registration statement, and 40,000 of such options are exercisable for a period of five years, commencing one year following the initial effective date of this registration statement. 115,058 of such options are held by our affiliates, and 80,000 are held by non-affiliates. Shares of common stock acquired upon the exercise of these options will be restricted securities and may only be sold if they are registered under the Securities Act of 1933 or are exempt from such registration, including pursuant to Rule 144.

  Up to 3,000,000 shares of common stock may be issued upon the exercise of warrants sold in this offering, which will be exercisable for a period of eighteen months, commencing six months following the initial effective date of the registration statement relating to this offering, provided that the common stock issuable upon the exercise of such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933 and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. All such shares are included in the registration statement relating to this offering and, provided such registration statement is effective at the time of sale, will be freely tradeable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by our affiliates which generally may only be sold in compliance with the provisions of Rule 144. If such registration statement is not effective at the time of sale, non-affiliates generally must comply with Rule 144 in order to make public sales.

Rule 144

  In general, under Securities Act Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:

  * 1% of the then outstanding shares of common stock, or approximately 185,058 shares immediately after this offering, assuming the entire offering is sold, or

  * the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

  In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available.Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

                                       35

                               PLAN OF DISTRIBUTION

  As of the date of this prospectus, we anticipate selling all of the units offered by this prospectus exclusively through our officers and directors, without the assistance of brokers, dealers, and finders. We may in the future, in our sole discretion, elect to engage certain brokers, dealers and finders to assist in the marketing and distribution of this offering. Such brokers, dealers, and finders will be compensated, in accordance with all state and federal securities laws, with cash, securities of the issuer, or both. If we choose to employ a broker/dealer for the purpose of selling the units offered by this prospectus, we will amend our registration statement to identify a selected broker/dealer at such time as such broker/dealer sells 5% or more of the offering. In the view of the SEC's Division of Corporation Finance, any broker/dealer that sells securities in this type of an offering would be deemed an underwriter as defined in Section 2(11) of the Securities Act of 1933. Prior to the participation of any broker/dealer in the distribution of this offering, it will be required to obtain a no objection position from the NASD regarding the proposed underwriting compensation and arrangements.

  This is a best-efforts, minimum-maximum offering. Neither we nor any other person is obligated (1) to sell any number or dollar amount of our common stock in excess of the 125,000-unit or 250,000 share minimum offering or (2) to purchase any number or dollar amount of shares at any time. We will use our best efforts to sell all of the common stock offered by this prospectus. However, we cannot guarantee how much stock in excess of the required minimum, if any, will actually be sold in this offering. See "Risk Factors" for additional information concerning this type of offering.

  All funds received from subscribers for units will be held in escrow by Grafton State Bank, Grafton, Wisconsin, as escrow agent, pursuant to an agreement between us and the escrow agent. Pending disbursement, subscription proceeds will be deposited in a segregated account and invested in short-term United States government securities, securities guaranteed by the United States government, certificates of deposit or time or demand deposits in commercial banks located in the United States.

  Unless collected funds sufficient to purchase at least the minimum offering of 125,000 units, containing 250,000 shares of common stock, are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 90 days, the offering will terminate and all funds received from subscribers will be promptly returned in full by the escrow agent directly to subscribers, without interest or deduction, as provided in the escrow agreement. Following the sale of at least 125,000 units or 250,000 shares of stock, within the foregoing period, we will have met the escrow requirements and may continue to offer our common stock for sale until (1) 1,500,000 units, containing 3,000,000 shares of common stock, are sold or (2) December 31, 2001, whichever occurs first. However, we may terminate the offering at any earlier time if we choose to do so.

  To purchase units in this offering, a prospective investor must (1) complete and sign a subscription agreement, in the form attached to this prospectus as Exhibit A, and any other documents that we may require and (2) deliver such documents to us, together with payment in an amount equal to the full purchase price the shares of common stock being purchased. Checks should be made payable to "Grafton State Bank, Escrow Agent."

  We will determine, in our sole discretion, to accept or reject subscriptions within five days following their receipt. Funds of an investor whose subscription is rejected will be promptly returned directly to such person by the escrow agent, without interest or deduction, pursuant to the terms of the escrow agreement. No subscription may be withdrawn, revoked or terminated by the purchaser. We reserve the right to refuse to sell units to any person at any time.

                                       36

  Prior to this offering, there has been no public market for our securities. The initial public offering price of the units and the warrant exercise prices have been arbitrarily determined by us and is not necessarily related to our asset value, net worth, results of operations or other established criteria of value. The factors considered in determining the initial offering price include the history of and the prospects for IPO Investors Network and the industry in which we operate, our past and present operating results and the trends of such results, our financial condition, the experience of our management, the market price of publicly traded stock of comparable companies in recent periods and the general condition of the securities markets at the time of this offering.

                                  LEGAL MATTERS

  The validity of the shares of common stock offered through this prospectus will be passed upon for us by Kranitz & Philipp, Milwaukee, Wisconsin. Richard
A. Kranitz, a director and a shareholder of our company, is a partner in the firm of Kranitz & Philipp.

                                     EXPERTS

  Van Dorn & Bossi, independent accountants, have audited our financial statements as of December 31, 2000, and for the period from March 13, 2000 (inception) through December 31, 2000, as set forth in their report. We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance upon the report of Van Dorn & Bossi, given on their authority as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

  We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the common stock to be sold in this offering, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The registration statement, including exhibits and schedules filed with it, may be inspected without charge at the SEC's public reference rooms at:

  * Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;

  * Seven World Trade Center, 13th Floor, New York, New York 10048; or

  * Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois
    60661.

  Copies of all or any part of the registration statement may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a Web site that contains registration statements, reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC at http://www.sec.gov.

  Upon the effectiveness of this offering, we expect to become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, will file annual reports containing consolidated financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC's public reference room, and the Web site of the SEC referred to above.

                                       37

                         INDEX TO FINANCIAL STATEMENTS


                                                             Page

Independent Accountant's Report . . . . . . . . . . . . . . . F-1

Financial Statements:

Balance Sheet at December 31, 2000. . . . . . . . . . . . . . F-2

Statement of Operations for the period from
     March 13, 2000 (inception)through
     December 31, 2000. . . .  . . . . . . . . . . . . . . . .F-3

Statement of Changes in Stockholders'
     Equity for the period from March 13, 2000
     (inception) through December 31, 2000. . . . . . . . . . F-4

Statement of Cash Flows for the period
     from March 13, 2000 (inception)
     through December 31, 2000. . . . . . . . . . . . . . . . F-5

Notes to Financial Statements. . . . . . . . . . . . . . . . .F-6

                                       38

                        INDEPENDENT ACCOUNTANT'S REPORT


Board of Directors
IPO Investors Network, Inc.

We have audited the accompanying balance sheet of IPO Investors Network, Inc. (a development stage enterprise) as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from March 13, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IPO Investors Network, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the period from March 13, 2000 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.

Van Dorn & Bossi
Certified Public Accountants

January 10, 2001

                           IPO INVESTORS NETWORK, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET

                                 December 31, 2000

                                     ASSETS:

Current assets:

    Cash                                                            $934,233
                                                                  -----------
        Total current assets                                         934,233

    Furniture and equipment (Notes B and D)                          100,074
      Less accumulated depreciation                                   (9,623)
                                                                  -----------
        Total Furniture and equipment                                 90,451

    Other assets - rent deposit                                        2,000
                                                                  -----------
        Total assets                                              $1,026,684
                                                                  ===========
                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

    Accrued payroll taxes                                            $29,259
                                                                  -----------
        Total current liabilities                                     29,259

Commitments (Note F)

Stockholders' equity (Notes C and F):

    Preferred stock; par value $.0001 per share; 25,000,000 shares authorized, none issued or outstanding

    Common stock; par value $.0001 per share; 100,000,000 shares
      authorized, 15,505,762 shares issued and outstanding             1,551
    Additional paid-in-capital                                     1,648,253
    Deficit accumulated during the development stage                (652,379)
                                                                  -----------
        Total stockholders' equity                                   997,425
                                                                  -----------
        Total liabilities and stockholders' equity                $1,026,684
                                                                  ===========


See Accountant's Report and Notes to Financial Statements.

                            IPO INVESTORS NETWORK, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS

           PERIOD FROM MARCH 13, 2000 (INCEPTION) TO DECEMBER 31, 2000

Income
    Interest income                                                   $3,616
    Other income                                                       6,200
                                                                  -----------
    Total income                                                       9,816


Operating expenses:

    Salaries, wages, temporary labor and employee benefits           328,141
    Consulting                                                       186,690
    Rent                                                              29,707
    Advertising                                                       23,201
    Legal                                                             22,966
    Telephone                                                         10,921
    Depreciation                                                       9,623
    Supplies                                                           8,962
    Interest                                                           8,410
    Travel and entertainment                                           6,856
    Publications                                                       5,196
    Computer                                                           2,842
    Insurance                                                          1,500
    Utilities                                                          1,390
    Postage and delivery                                               1,260
    Other                                                             14,530
                                                                  -----------
    Total operating expenses                                         662,195
                                                                  -----------
    Net loss                                                       $(652,379)
                                                                  ===========
    Net loss per share - basic and diluted                            $(0.05)
                                                                  ===========

See Accountant's Report and Notes to Financial Statements.

                           IPO INVESTORS NETWORK, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS

           PERIOD FROM MARCH 13, 2000 (INCEPTION) TO DECEMBER 31, 2000

                                                                       Deficit
                                                                     Accumulated
                                                                       During
                                    Common Stock       Additional    Development
                                  Shares   Amount   Paid-in Capital     Stage
                               ---------- --------  ---------------  -----------
Issuance of common
  stock on
  March 13, 2000               11,682,500   $1,168       $84,695      $    -

Issuance of common
   stock for cash
   during private
   placement from
   March 13, 2000 to
   December 31, 2000 (Note F)   3,645,000      365     1,492,760

Issuance of common
   stock for services
   provided from
   March 13, 2000 to
   December 31, 2000 (Note F)     178,262       18        50,798

Issuance of stock options
   to non-employees for services
   provided from
   March 13, 2000 to
   December 31, 2000 (Note C)                             20,000

Net loss for the period
   from March 13, 2000
   (inception) to
   December 31, 2000                                                   (652,379)
                               ---------- --------  ---------------  -----------
Balance,
   December 31, 2000           15,505,762   $1,551    $1,648,253      $(652,379)
                               ========== ========  ===============  ===========


See Accountant's Report and Notes to Financial Statements.

                           IPO INVESTORS NETWORK, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS

           PERIOD FROM MARCH 13, 2000 (INCEPTION) TO DECEMBER 31, 2000

Cash flows used for operations:

    Net loss                                                       $(652,379)

    Adjustments to reconcile net loss to net cash used for operations:
        Depreciation                                                   9,623
        Services performed in exchange for stock and options          70,815

    Changes in assets and liabilities:
        Increase in accrued payroll taxes                             29,259
                                                                 ------------
        Net cash used for operating activities                      (542,682)

Cash flows used for investing activities:

    Purchase of furniture and equipment                             (100,074)
    Payment of rent deposit                                           (2,000)
                                                                 ------------
        Net cash used for investing activites                       (102,074)

Cash flows provided by financing activities:

    Proceeds from issuance of common stock                         1,578,989
                                                                 ------------
        Net cash provided by financing activities                  1,578,989
                                                                 ------------
    Net increase in cash                                             934,233

    Cash, beginning of period                                           -
                                                                 ------------
    Cash, end of period                                             $934,233
                                                                 ============
Supplemental disclosure of non-cash investing and financing activities:

    Common stock issued for services                                 $70,815
                                                                 ============


See Accountant's Report and Notes to Financial Statements.

                           IPO INVESTORS NETWORK, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
                                 DECEMBER 31, 2000

NOTE A - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES:
Description of the business

IPO Investors, Inc. ("the Company") was incorporated in the State of Delaware on March 13, 2000.

IPO Investors Network, Inc., was organized to provide strategic business planning and marketing consulting services to small and medium sized businesses, and through wholly owned affiliates or business alliances, to provide investment advisory and related services to its clients.

ACCOUNTING POLICIES:

Equipment:
Equipment is recorded at cost and depreciated on the straight-line method over the estimated useful lives.

Advertising:
All advertising costs are expensed when incurred.

Use of estimates:
The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition:
Future revenue will be recognized at the time services are rendered. Accounts Receivable are written off when deemed uncollectable.

Income taxes:
The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Earnings per share:
Basic earnings per share is the amount of earnings for the period available to each share of common stock outstanding during the period. The number of shares outstanding is computed based on a daily weighted average. Common stock equivalents have been excluded because their effect would reduce net loss per share.

(Continued on following page)

                           IPO INVESTORS NETWORK, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
                                DECEMBER 31, 2000

(Continued from preceding page)

The calculation of earnings per share is as follows:
                                                                  Period from
                                                                March 13, 2000
                                                                (Inception) to
                                                               December 31, 2000
                                                              ------------------
Net Loss                                                              $(652,379)
                                                              ==================
Average shares outstanding                                           13,122,186
                                                              ==================
Basic and diluted net loss per share                                     $(0.05)
                                                              ==================

Recent accounting pronouncements:
In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the Company's revenue recognition policies.

In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. As amended by SFAS No. 137, SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded in each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company has not yet determined the impact of the adoption of SFAS No. 133 on its financial statements or business practices.

In April 1998, the Accounting Standards Executive Committee issued Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities", which is effective for fiscal years beginning after December 15, 1998 and provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities to be expensed as incurred. The Company has expensed all start-up costs and organization costs.

Cash and cash equivalents:
For purposes of reporting cash flows, cash and cash equivalents include cash on hand and in banks.

NOTE B - INCOME TAXES:
The Company did not record any provision for federal and state income taxes through September 30, 2000. The actual tax expense for the period differs from "expected" tax expense (computed by applying the

(Continued on following page)

                           IPO INVESTORS NETWORK, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                   FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
                              DECEMBER 31, 2000

(Continued from preceding page)

statutory U.S. federal corporate tax rate of 34% to net loss before income taxes) as follows:
                                                                    Period
                                                                     From
                                                                 March 13, 2000
                                                                (inception) to
                                                               December 31, 2000
                                                              ------------------
Computed "expected" tax benefit                                       $(221,809)
Change in valuation allowance for deferred assets                       221,809
                                                              ------------------
Net tax benefit                                                       $    -
                                                              ==================

At December 31, 2000, deferred income tax assets result from federal and state operating loss carryforwards in the amount of $581,600 plus timing difference related to deductions for non-cash compensation in the amount of $70,815. These loss carryforwards expire in 2020. Net deferred tax assets consist of the following:

Tax effect of net operating loss carryforwards                        $(197,732)
Tax effect of timing differences related to compensation expense        (24,077)
Less valuation allowance                                                221,809
                                                                    ------------
Net deferred tax assets                                               $    -
                                                                    ============

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary.

NOTE C - STOCK OPTIONS:

The Company has granted non-statutory options to purchase 115,058 shares of common stock to certain employees at prices ranging from $.25 to $.50 per share.

The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." Accordingly, the Company continues to account for options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25.

As of December 31, 2000, 81,000 options are exercisable at $.25; 34,058 options are exercisable at $.50 and the weighted average exercise price of all options outstanding is $.32.

(Continued on following page)

                           IPO INVESTORS NETWORK, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE PERIOD FROM MARCH 13, 2000 (INCEPTION) TO
                              DECEMBER 31, 2000

(Continued from preceding page)

If the Company had used the Fair Value based method of accounting for its stock option plan, as prescribed by Statement of Financial Accounting Standards No. 123, compensation cost in net income for the period ended December 31, 2000 would have increased by $21,910, resulting in net loss of ($674,289). The computation of the effects of the application of the Fair Value based method is based on expected lives of 24 months, and a risk-free interest rate of 6%. No dividend yield is assumed.

In addition to stock options granted to employees, the Company granted options to purchase 80,000 shares of common stock to certain consultants for $.25 per share, which was the price at which stock was being sold to new investors at the time of grant. The compensation cost of these options, measured by the fair value of services received less the exercise price for the options amounted to $20,000, and has been included in net loss for the period.

NOTE D - RELATED PARTY TRANSACTIONS:

At the inception of the Company, the primary stockholder sold certain assets, consisting primarily of furniture, computers and software to the Company for $55,000. The value of the assets was estimated to be approximately fair value; the Board of Directors approved the transaction; the primary stockholder abstained from voting.

NOTE E - OPERATING LEASE:

The Company occupies its office space under a month-to-month lease at a rental of $4,000 per month.

NOTE F - EQUITY TRANSACTIONS:

During the period from March 13, 2000 to December 31, 2000, the Company issued common stock to new investors in two different increments, the first at $.25 per share for 1,457,762 shares, and the second at $.50 per share for 2,365,500 shares.

During the same period, certain employees and consultants received common stock for services. These shares were valued based on the price at which shares were being issued at the time services were rendered.

                                                                       EXHIBIT A
                                  1,500,000 Units
                             IPO INVESTORS NETWORK INC.
                             Common Stock and Warrants

                              SUBSCRIPTION AGREEMENT
                               -------------------
IPO Investors Network, Inc.
4940 Pearl East Circle, Suite 104
Boulder, Colorado 80301

Gentlemen:
  The undersigned irrevocably subscribe(s) for and agree(s) to purchase units, each unit consisting of two shares of common stock ("Common Stock") and warrants to purchase two additional shares of common stock of IPO Investors Network, Inc. ("Company"), to be registered in the name(s) of the undersigned at the address appearing below. Delivered concurrently herewith is payment in full for the Common Stock subscribed for, at the price of $_______ per unit (checks made payable to "Grafton State Bank, Escrow Agent"). The undersigned agree(s) that the Company has the right to reject this subscription for any reason and that, in the event of rejection, all funds delivered herewith will be promptly returned, without interest or deduction.

WITHHOLDING CERTIFICATION

  Each of the undersigned certifies under penalty of perjury that:
    (1) The Social Security Number or other Federal Tax I.D. Number entered below is correct.
    (2)  The undersigned is not subject to backup withholding because:
      (a) The IRS has not informed the undersigned that he/she/it is subject to backup withholding.
      (b) The IRS has notified the undersigned that he/she/it is no longer subject to backup withholding.
    Note: If this statement is not true and you are subject to backup withholding, strike out section (2).

REGISTRATION OF SECURITIES

  Common stock and warrants are to be registered as indicated below. (Please type or print.)


______________________________________________________________________
                               Name(s)

__________________________________________
Social Security or Federal Tax I.D. Number

_______________________________________  (____)_______________________________
            Street Address                        Telephone Number

_______________________________________
          City, State, Zip Code



OWNERSHIP: [_] Individual [_] Marital Property [_] Joint Tenants with Right of Survivorship [_] Tenants in Common [_] Corporation [_] Partnership
[_] Trust  [_] IRA/Qualified Plan  [_] Other _________________________

  If common stock and warrants are to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that he/she/it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.

                                       A-1

SUBSCRIBER SIGNATURES

Individuals  (All proposed record holders must sign.)

Dated:_________________



________________________________                _______________________________
         (Signature)                                     (Signature)

________________________________                _______________________________
      (Print or Type Name)                           (Print or Type Name)


Corporations, Partnerships, Trusts and IRAs/Qualified Plans
(Certificate of Signatory must be completed.)


Dated:__________________________        _______________________________________
                                              (Print or Type Name of Entity)


                                     By:_______________________________________
                                        (Signature of Authorized Representative)

                             Certificate of Signatory

I,________________________________________, am the ____________________________
(Print or Type Name of Authorized Representative)(Print or Type Title
                                                                    or Position)
of ____________________________________________("Entity").
    (Print or Type Name of Subscribing Entity)

  I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase common stock and warrants, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.

                                        ________________________________________
                                        (Signature of Authorized Representative)

ACCEPTANCE

  Subscription ___ accepted  ___ rejected as of ________________________,2001.


                                        IPO INVESTORS NETWORK, INC.



                                     By:________________________________________
                                         (Signature of Authorized Officer)

                                       A-2

No. ___                                                                EXHIBIT B

                                    WARRANT
                             To Purchase Common Stock
                                       of
                            IPO Investors Network, Inc.

  THIS CERTIFIES THAT, upon surrender of this Warrant at the office of the Warrant Agent hereinafter named, in the Village of Grafton, County of Ozaukee, State of Wisconsin, accompanied by payment as hereinafter provided, ____________ __________________________ or assigns ("Holder") is entitled to purchase at any time prior to the expiration of the Warrant Exercise Period (as hereinafter defined), but not thereafter, _______________________ shares of common stock ("Common Stock"), of IPO Investors Network, Inc., a Delaware corporation ("Company"), as such Common Stock shall be constituted at the time of purchase, which shares have been duly authorized and set aside for issuance and will, upon such issuance, be fully paid and nonassessable, at the price of _______ Dollars ($______) per share, subject to the terms and provisions set forth herein and in an agreement by and between the Company and Grafton State Bank, Grafton, Wisconsin ("Warrant Agent"), and not otherwise.

  This Warrant shall be exercisable in whole at any time or in part from time to time (provided that not less than One Hundred (100) shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any such partial exercise hereof), for a period of eighteen (18) months, commencing six (6) months following the initial effective date of the registration statement of the Company, relating to the Warrants, under the Securities Act of 1933, as amended ("Securities Act"), provided that the Common Stock issuable upon the exercise of this Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of this Warrant is proposed to be effected ("Warrant Exercise Period"). Upon the expiration of the Warrant Exercise Period, this Warrant will expire and become void and of no value. No fractional shares will be issued upon the exercise hereof. This Warrant shall be registered at the office of the Warrant Agent and is transferable only at said office by the registered Holder hereof or his duly authorized attorney upon surrender of this certificate, properly endorsed.

  Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of this Warrant and/or the purchase price per share, then in each such case the Company shall give written notice thereof, as hereinbelow provided, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

THIS WARRANT MAY NOT BE TRANSFERRED OR EXERCISED UNLESS SAID WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ARE EXEMPT FROM SUCH REGISTRATION, OR SUCH TRANSFER OR EXERCISE (AND THE ISSUANCE OF COMMON STOCK PURSUANT TO SUCH EXERCISE) IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE COMPANY WILL USE ITS BEST EFFORTS TO SO REGISTER OR QUALIFY THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, AND/OR TO SO REGISTER OR QUALIFY THE TRANSACTIONS PURSUANT TO WHICH SUCH SECURITIES ARE ISSUED OR TRANSFERRED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH WARRANTS ARE SOLD; THE COMPANY MAY, IN ITS SOLE DISCRETION, ATTEMPT TO SO REGISTER OR QUALIFY SUCH SECURITIES IN JURISDICTIONS OTHER THAN THOSE IN WHICH WARRANTS ARE SOLD.

  The Holder of this Warrant shall not by virtue thereof have any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.

  This Warrant is divisible on surrender, in which case a new Warrant or Warrants will be issued.

  Commencing six (6) months following the initial effective date of the registration statement of the Company, relating to the Warrants, under the Securities Act, and at any time thereafter until and including, but not after, the

                                       B-1

expiration of the Warrant Exercise Period, the Company may, at its option, redeem all of the Warrants at any time or some of them from time to time, upon payment of One Cent ($0.01) per Warrant to the Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds Five Dollars ($5.00) per share for twenty (20) consecutive trading days ending within fifteen (15) days of the date upon which notice of redemption is given as provided herein.
In case less than all of the Warrants at the time outstanding are to be redeemed, the Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen (15) days prior to the redemption date to each holder of Warrants to be redeemed at the registered address of such Holder. Each Holder of this Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for this Warrant upon the date fixed for redemption in the amount herein provided.

  If prior to the expiration of this Warrant, by exercise hereof or by its terms:

  (a) The Company shall be recapitalized through the subdivision of its outstanding shares of Common Stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding Common Stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this Warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such Common Stock of the Company, without any change in the aggregate payment by the Warrant Holder from the aggregate payment specified on the face of this Warrant.

  (b) A dividend shall be declared or paid at any time on the Common Stock of the Company in its Common Stock or in securities convertible into Common Stock of the Company, then in each such case the number of shares deliverable upon the exercise thereafter of this Warrant shall, without requiring any payment by the Warrant Holder in addition to the payment specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of Common
       Stock of the Company.   In the computation of the increased number of
       shares deliverable upon the exercise of this Warrant, any dividend paid or distributed upon the Common Stock in securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof. The obligations of the Company and the rights of the Holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other corporation.

  (c) The Company shall, at any time while any of the Warrants are outstanding, declare a dividend on its Common Stock, other than as provided in the preceding paragraph (b), then in each such case the Company shall give notice in writing to the registered Holder of this Warrant, and such dividends so declared shall be made payable only to the shareholders of record on a date at least ten (10) days subsequent to the date of such notice, including stock issued pursuant to the exercise of such Warrants prior to such record date.

  (d) The Company shall be recapitalized by reclassifying its outstanding Common Stock into stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning of "successor corporation" as hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of all, or substantially all, of the property or assets of such corporation to another corporation or corporations) then in each such case, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder of each Warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or other assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place; and in any such event the rights of the Warrant Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant as hereinbefore provided shall continue and be preserved in respect of any stock which the Warrant Holder becomes entitled to purchase. It shall be a condition of such consolidation, merger or conveyance that each successor corporation shall assume, in manner and form satisfactory to the Warrant Agent, the obligation to deliver to the Warrant Holder, upon the exercise of this Warrant, such shares of stock, securities or assets as, in accordance with the provisions of this Warrant, shall have been provided for such purpose. The Warrant Agent shall assume no liability for its exercise of discretion hereunder, other than for wilful wrongdoing.

         This Warrant shall be deemed to have been exercised, and the Holder exercising the same to have become a shareholder of record of the Company, for the purpose of receiving dividends and for all other purposes whatsoever as of the date the Holder surrendered this Warrant accompanied by payment in cash, as herein provided. The Company agrees that, while this Warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever, except under arrangements which shall insure to Holders exercising Warrants or applying for

                                       B-2

       transfer of stock within five (5) days after the books shall have been reopened all rights and privileges which they might have had or received if the transfer books had not been closed and they had exercised their Warrants at any time during which such transfer books shall have been closed.

         Upon each increase or decrease in the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant, or in the event of changes in the rights of the Warrant Holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the Warrant Agent a certificate executed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, stating the increased or decreased number of shares so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         The Company covenants, at all times when Warrants are outstanding and in effect, to reserve, unissued, such number of shares of Common Stock as it may be required to deliver pursuant to the exercise of this Warrant, subject to consolidation, merger or sale, as hereinabove set forth.

         As used herein, the terms "Holder" "Warrant Holder" and "Holder of this Warrant" shall be construed to mean the registered holder hereof, and, in the case of any notice required by this Warrant to be given to the Warrant Holder, it shall be sufficient if mailed to the last known address of such Holder as the same appears on the books of the Company.

         IN WITNESS WHEREOF, IPO INVESTORS NETWORK, INC. has caused this Warrant to be signed in its corporate name by its President or a Vice President, manually or in facsimile, and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the day and year first above written.

                                           IPO INVESTORS NETWORK, INC.

Attest:


__________________________________         By:_________________________________
                         Secretary                                    President

[CORPORATE SEAL]


                                       B-3

                                SUBSCRIPTION FORM

                     (To be Executed Upon Exercise of Warrant)

  The undersigned, the Holder(s) or assignee(s) of such Holder(s) of the within Warrant, hereby (i) subscribes for shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant and (ii) tenders herewith the full exercise price of all shares subscribed for.


Dated:___________________________


Number of Shares Subscribed For:

       ____________________
                                          __________________________________
                                                   (Signature)



                                          __________________________________
                                                   (Signature)




                                   ASSIGNMENT

                (To Be Executed By the Registered Holder to Effect
                         a Transfer of the Within Warrant)


  FOR VALUE RECEIVED, the undersigned Warrant Holder(s) do(es) hereby sell, assign and transfer unto ___________________________________________________ the right to purchase common stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint _____________________________________________
to transfer the said right on the books of the Company, with full power of substitution.


Dated:__________________________


                                          ____________________________________
                                                   (Signature)



                                          ____________________________________
                                                   (Signature)


                                       B-4

                       [Inside back cover]

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the units.

                              [Outside back cover]

                             IPO INVESTORS NETWORK INC.

                                     PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

  Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys, fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys, fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

  In accordance with Section 145 of the DGCL, the Company's Certificate of Incorporation ("Certificate") provides that the Company shall indemnify each person who is or was a director, officer, employee or agent of the Company (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted. The indemnification provided by the Certificate shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The Certificate further provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The By-laws of the Company provide that, to the fullest extent permitted by applicable law, the Company shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the Company or was serving at the request of the Company.

  The Registrant has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Certificate and Bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

                                      II-1

Item 25. Other Expenses of Issuance and Distribution.

     SEC registration fee . . . . . . . . . . . . .  $          4,125
     Legal fees and expenses. . . . . . . . . . . .            40,000 *
     Accounting fees and expenses . . . . . . . . .             8,500 *
     Blue Sky fees and expenses . . . . . . . . . .             4,500 *
     Escrow fees and expenses . . . . . . . . . . .             2,500 *
     Printing and engraving . . . . . . . . . . . .             3,500 *
     Miscellaneous. . . . . . . . . . . . . . . . .             1,875 *
                                                               ______
          Total . . . . . . . . . . . . . . . . . .  $         65,000 *

________________
     *  Estimate

Item 26.   Recent Sales of Unregistered Securities.

  Upon inception (March 13, 2000), 11,682,500 shares of common stock were issued to the initial 6 shareholders of the Company for aggregate consideration in the amount of $85,863, including 10,335,250 shares issued to directors and officers for $863. No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

  From September 15, 2000 through December 31, 2000, the Registrant sold 3,823,262 shares of its common stock in a private offering to 81 individual investors (64 accredited and 17 nonaccredited) for an aggregate purchase price of $1,547,191. All purchasers received or were given access to the information required under Rule 502(b) of Regulation D. No selling commission or other compensation was paid in connection with such transactions. All sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act and Rule 506 of Regulation D.

  From September 15, 2000 through December 31, 2000, the Registrant granted options covering 195,058 shares of its common stock to 14 persons (8 employees and 6 non-employees). 155,058 of such options are exercisable for a period of five years, commencing six months following the initial effective date of this registration statement; 40,000 of such options are exercisable for a period of five years, commencing one year following the initial effective date of this registration statement. 81,000 of such options are exercisable at the price of $0.25 per share, and 34,058 are exercisable at $0.50 per share. No selling commission or other compensation was paid in connection with such grants, which were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

Item 27. Exhibits.

   Exhibit
   Number                   Description

    3.1  Certificate of Incorporation of the Registrant
    3.2  By-Laws of the Registrant
    5.1  Opinion of Kranitz & Philipp, as to the legality of the Common Stock *
   10.1  Escrow Agreement, between the Registrant and Grafton State Bank
   10.2  $3.00 Warrant Agreement, between the Registrant and Grafton State Bank
   10.3  $4.00 Warrant Agreement, between the Registrant and Grafton State Bank
   10.4 Lease Agreement, between the Registrant and CarSch Management Services, Inc. *
   23.1  Consent of Kranitz & Philipp (included in Exhibit 5.1) *
   23.2  Consent of Van Dorn & Bossi *
   24.1  Power of Attorney (included at Page II - 4)

  *  To be filed by amendment.

                                      II-2

Item 28.   Undertakings.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned small business issuer will:

  (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

  (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

  (3) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by section 10(a)(3) of the Act;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

    (iii) Include any additional or changed material information on the plan of distribution.

  (4) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (5) File a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

                                      II-3

                                   SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Boulder, State of Colorado, on March 15, 2001.

                                             IPO INVESTORS NETWORK, INC.



                                              /s/ W. Michael Bissonnette
                                   By:_______________________________________
                                         W. Michael Bissonnette, President



                                POWER OF ATTORNEY

  Each person whose signature appears below on this Registration Statement hereby constitutes and appoints W. Michael Bissonnette and Richard A. Kranitz, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

               Signature                   Title                  Date
              -----------                 -------                ------

      /s/ W. Michael Bissonnette    President, Treasurer       March 15, 2001
    _____________________________
        W. Michael Bissonnette      (Principal Executive,
                                  Financial and Accounting
                                    Officer) and Director




      /s/ Elizabeth B. Lane        Secretary and Director      March 15, 2001
    _____________________________
          Elizabeth B. Lane




      /s/ Richard A. Kranitz              Director             March 15, 2001
    _____________________________
          Richard A. Kranitz


                                      II-4

   ==========================================================================

                                 1,500,000 Units
                             IPO INVESTORS NETWORK INC.
                             Common Stock and Warrants

                                INDEX TO EXHIBITS

        Exhibit
        Number                     Description

        3.1     Certificate of Incorporation of the Registrant
        3.2     Bylaws of the Registrant
        5.1     Opinion of Kranitz & Philipp, as to the legality of the Units *
        10.1    Escrow Agreement, between the Registrant and Grafton State Bank
        10.2 $3.00 Warrant Agreement, between the Registrant and Grafton State Bank
        10.3 $4.00 Warrant Agreement, between the Registrant and Grafton State Bank
        10.4 Lease Agreement, between the Registrant and CarSch Management Services, Inc. *
        23.1    Consent of Kranitz & Philipp (included in Exhibit 5.1) *
        23.2    Consent of Van Dorn & Bossi *
        24.1    Power of Attorney (included at Page II - 4)

        ______________________
                *  To be filed by amendment.


                                      II-5